SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934 (Amendment No. 3)

Filed by the Registrant  [X]
Filed by a Party other than the Registrant  |_|

Check the appropriate box:
|_| Preliminary Proxy Statement
|_| Confidential, for Use of the Commission Only (as permitted by Rule
      14a-6(e)(2))
[X] Definitive Proxy Statement
|_| Definitive Additional Materials
|_| Soliciting Material Pursuant to 240.14a-11(c) or 240.14a-12



                (Name of Registrant as Specified In Its Charter)
                           TITANIUM METALS CORPORATION


    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
[X] No fee required
|_| Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11
     (1)  Title of each class of securities to which transaction applies:

     (2)  Aggregate number of securities to which transaction applies:

     (3) Per-unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

     (4)  Proposed maximum aggregate value of transaction:

     (5)  Total fee paid:

|_|  Fee paid previously with preliminary materials.
|_| Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
     (1)  Amount Previously Paid:

     (2)  Form, Schedule or Registration Statement No.:

     (3)  Filing Party:

     (4)  Date Filed:

                                     [LOGO]


                           TITANIUM METALS CORPORATION
                            1999 Broadway, Suite 4300
                             Denver, Colorado 80202



April 8, 2005



Dear Stockholder:

You are cordially invited to attend the 2005 Annual Meeting of Stockholders of Titanium Metals Corporation, which will be held on Monday, May 23, 2005, at 1:00 p.m. (local time), at the offices of Valhi, Inc. located at Three Lincoln Centre, 5430 LBJ Freeway, Suite 1700, Dallas, Texas. In addition to matters to be acted on at the Annual Meeting, which are described in detail in the attached Notice of Annual Meeting of Stockholders and Proxy Statement, we will update you on the Company. I hope that you will be able to attend.

Whether or not you plan to attend the annual meeting, please complete, date, sign and return the enclosed proxy card or voting instruction form in the accompanying envelope so that your shares are represented and voted in accordance with your wishes. Your vote, whether given by proxy or in person at the Annual Meeting, will be held in confidence by the Inspector of Election for the Annual Meeting in accordance with the Company's By-laws.


                                           Sincerely,




                                           J. Landis Martin
                                           Chairman of the Board,
                                           President and Chief Executive Officer

                           TITANIUM METALS CORPORATION
                            1999 Broadway, Suite 4300
                             Denver, Colorado 80202

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                             TO BE HELD MAY 23, 2005

To the Stockholders of Titanium Metals Corporation:

NOTICE IS HEREBY GIVEN that the 2005 Annual Meeting of Stockholders of Titanium Metals Corporation, a Delaware corporation, will be held on Monday, May 23, 2005, at 1:00 p.m. (local time), at the offices of Valhi, Inc. located at Three Lincoln Centre, 5430 LBJ Freeway, Suite 1700, Dallas, Texas, for the following purposes:

     (1)  To elect eight  directors  to serve  until the 2006 Annual  Meeting of
          Stockholders   and  until  their   successors  are  duly  elected  and
          qualified;

     (2) To consider and vote on the Titanium Metals Corporation 2005 Profit Sharing Plan; and

     (3) To transact such other business as may properly come before the Annual Meeting or any adjournment or postponement thereof.

The Board of Directors of the Company set the close of business on March 28, 2005 as the Record Date for the Annual Meeting. Only holders of the Company's common stock, $.01 par value per share, at the close of business on the Record Date, are entitled to notice of, and to vote at, the Annual Meeting. The stock transfer books of the Company will not be closed following the Record Date. A complete list of stockholders entitled to vote at the Annual Meeting will be available for examination during normal business hours by any common stockholder of the Company, for purposes related to the Annual Meeting, for a period of ten days prior to the Annual Meeting, at the Company's corporate offices located at 1999 Broadway, Suite 4300, Denver, Colorado.

You are cordially invited to attend the Annual Meeting. Whether or not you plan to attend the Annual Meeting in person, please complete, date and sign the accompanying proxy card or voting instruction form and return it promptly in the enclosed envelope to ensure that your shares are represented and voted in accordance with your wishes. You may revoke your proxy by following the procedures set forth in the accompanying Proxy Statement. If you choose, you may still vote in person at the Annual Meeting even though you previously submitted your proxy.

In accordance with the Company's By-laws, your vote, whether given by proxy or in person at the Annual Meeting, will be held in confidence by the Inspector of Election for the Annual Meeting.

                                   By order of the Board of Directors,


                                   Joan H. Prusse
                                   Vice President, General Counsel and Secretary

Denver, Colorado
April 8, 2005

                           TITANIUM METALS CORPORATION
                            1999 Broadway, Suite 4300
                             Denver, Colorado 80202
                              ---------------------

                                 PROXY STATEMENT
                              ---------------------

                               GENERAL INFORMATION

This Proxy Statement and the accompanying proxy card or voting instruction form are being furnished in connection with the solicitation of proxies by and on behalf of the Board of Directors (referred to herein as the "Board of Directors") of Titanium Metals Corporation, a Delaware corporation (referred to herein as "TIMET" or the "Company"), for use at the 2005 Annual Meeting of Stockholders of the Company to be held Monday, May 23, 2005, at 1:00 p.m. (local time), at the offices of Valhi, Inc. located at Three Lincoln Centre, 5430 LBJ Freeway, Suite 1700, Dallas, Texas, and at any adjournment or postponement thereof (referred to herein as the "Annual Meeting"). This Proxy Statement and the accompanying proxy card or voting instruction form will first be mailed to the holders of TIMET's common stock, $.01 par value per share (referred to herein as "TIMET Common Stock"), on or about April 13, 2005.

                          PURPOSE OF THE ANNUAL MEETING

Common stockholders of the Company represented at the Annual Meeting will consider and vote upon (i) the election of eight directors to serve until the 2006 Annual Meeting of Stockholders of the Company and until their successors are duly elected and qualified, (ii) approval of the Titanium Metals Corporation 2005 Profit Sharing Plan (the "Profit Sharing Plan") and (iii) such other business as may properly come before the Annual Meeting.

                            VOTING RIGHTS AND QUORUM

The presence, in person or by proxy, of the holders of a majority of the shares of TIMET Common Stock entitled to vote at the Annual Meeting is necessary to constitute a quorum for the conduct of business at the Annual Meeting. Under applicable rules of the New York Stock Exchange (referred to herein as the "NYSE") and Securities and Exchange Commission (referred to herein as the "SEC"), brokers or other nominees holding shares of record on behalf of a client who is the actual beneficial owner of such shares are authorized to vote on certain routine matters without receiving instructions from the beneficial owner of the shares. If a broker/nominee who is entitled to vote on a routine matter does not vote such shares, such shares are referred to herein as "broker/nominee non-votes." Shares of TIMET Common Stock that are voted to abstain from any business coming before the Annual Meeting and broker/nominee non-votes will be counted as being in attendance at the Annual Meeting for purposes of determining whether a quorum is present.

At the Annual Meeting, directors of the Company will be elected by the affirmative vote of a plurality of the outstanding shares of TIMET Common Stock present (in person or by proxy) and entitled to vote. The accompanying proxy card or voting instruction form provides space for a stockholder to withhold authority to vote for any or all nominees for the Board of Directors. Neither shares as to which authority to vote on the election of directors has been withheld nor broker/nominee non-votes will be counted as affirmative votes to elect nominees for the Board of Directors. However, since director nominees need only receive the vote of a plurality of the shares represented (in person or by proxy) at the Annual Meeting and entitled to vote, a vote withheld from a particular nominee will not affect the election of such nominee.

American Stock Transfer and Trust Company (referred to herein as "AST"), the transfer agent and registrar for TIMET Common Stock, has been appointed by the Board of Directors to receive proxies and ballots, ascertain the number of shares represented, tabulate the vote and serve as Inspector of Election at the Annual Meeting. All proxies and ballots delivered to AST will be kept confidential by AST in accordance with the Company's By-laws.

Approval of the Profit Sharing Plan will require the affirmative vote of a majority of the shares of TIMET Common Stock present (in person or by proxy) at the Annual Meeting and entitled to vote. Except as otherwise required by the Company's Amended and Restated Certificate of Incorporation, any other matter that may be submitted to a stockholder vote will also require the affirmative vote of a majority of the shares present (in person or by proxy) at the Annual Meeting and entitled to vote. Shares of TIMET Common Stock that are voted to abstain from any business coming before the Annual Meeting and broker/nominee non-votes will not be counted as votes for or against the Profit Sharing Plan or any other matter that may properly come before the Annual Meeting.

The record date set by the Board of Directors for the determination of stockholders entitled to notice of, and to vote at, the Annual Meeting was the close of business on March 28, 2005 (referred to herein as the "Record Date"). Only holders of shares of TIMET Common Stock at the close of business on the Record Date are entitled to vote at the Annual Meeting. As of the Record Date, there were 15,988,350 shares of TIMET Common Stock issued and outstanding, each of which will be entitled to one vote on each matter that comes before the Annual Meeting. See "Interests of Certain Persons" below.

On August 5, 2004, the stockholders of TIMET approved a five-for-one stock split of the TIMET Common Stock effected in the form of a stock dividend. Each stockholder of record on August 19, 2004 received four additional shares of TIMET Common Stock for each share held on August 19, 2004. The stock dividend was paid, finalizing the stock split, on August 27, 2004. All of the share numbers for TIMET Common Stock in this Proxy Statement reflect this five-for-one split, even if the date as to which such share number speaks to was prior to the effective date of the stock split.

Prior to February 7, 2003, Tremont Corporation (referred to herein as "Tremont Corporation") held approximately 39.7% of the shares of TIMET Common Stock outstanding. On February 7, 2003, Valhi, Inc. (referred to herein as "Valhi") completed a merger with Tremont Corporation whereby, in a series of transactions, Tremont Corporation was merged into Tremont LLC (referred to herein as "Tremont LLC"), a wholly owned subsidiary of Valhi. For ease of reference, this series of transactions is called the Tremont Merger throughout this Proxy Statement.

                          INTERESTS OF CERTAIN PERSONS

Our principal stockholders and some of the TIMET's directors and officers have interests in the Company that are different from, or in addition to, or that might conflict with, the interests of other holders of TIMET's securities.

J. Landis Martin, Christian Leonhard, Robert E. Musgraves, Joan H. Prusse and Bruce P. Inglis are eligible to receive compensation under the Profit Sharing Plan included in Proposal II.

AS OF THE RECORD DATE, VALHI, TREMONT LLC, AND THE COMBINED MASTER RETIREMENT TRUST (REFERRED TO HEREIN AS THE "CMRT"), A TRUST ESTABLISHED BY VALHI TO PERMIT THE COLLECTIVE INVESTMENT BY MASTER TRUSTS THAT MAINTAIN THE ASSETS OF CERTAIN EMPLOYEE BENEFIT PLANS ADOPTED BY VALHI AND RELATED

COMPANIES, HELD, IN THE AGGREGATE, APPROXIMATELY 53.7% OF THE OUTSTANDING SHARES OF TIMET COMMON STOCK ENTITLED TO VOTE AT THE ANNUAL MEETING, AND J. LANDIS MARTIN, TIMET'S CHAIRMAN, PRESIDENT AND CHIEF EXECUTIVE OFFICER, AND PERSONS RELATED TO MR. MARTIN HELD, IN THE AGGREGATE, APPROXIMATELY 3.3% OF THE OUTSTANDING SHARES OF TIMET COMMON STOCK ENTITLED TO VOTE AT THE ANNUAL MEETING. VALHI, TREMONT LLC AND RELATED ENTITIES, AND MR. MARTIN AND RELATED PERSONS, HAVE INDICATED THAT THEY INTEND TO HAVE SUCH SHARES REPRESENTED AT THE ANNUAL MEETING AND TO VOTE SUCH SHARES "FOR" THE ELECTION OF ALL OF THE NOMINEES FOR DIRECTOR SET FORTH IN THIS PROXY STATEMENT AND FOR APPROVAL OF THE PROFIT SHARING PLAN. THEREFORE, IF ALL OF SUCH SHARES ARE VOTED AS INDICATED, ALL OF THE DIRECTOR NOMINEES WILL BE ELECTED AND THE PROFIT SHARING PLAN WILL BE APPROVED.


                               PROXY SOLICITATION

This proxy solicitation is being made by and on behalf of the Board of Directors of the Company. The Company will pay all expenses of this proxy solicitation, including charges for preparing, printing, assembling and distributing all materials delivered to stockholders. In addition to solicitation by mail, directors, officers and regular employees of the Company may solicit proxies by telephone or personal contact for which such persons will receive no additional compensation. Upon request, the Company will reimburse banking institutions, brokerage firms, custodians, trustees, nominees and fiduciaries for their reasonable out-of-pocket expenses incurred in distributing proxy materials and voting instructions to the beneficial owners of TIMET Common Stock held of record by such entities.

All shares of TIMET Common Stock represented by properly executed proxies will, unless such proxies have previously been revoked, be voted in accordance with the instructions indicated in such proxies. If no instructions are indicated, such shares will be voted (a) "FOR" the election of each of the eight nominees set forth below as directors, (b) "FOR" approval of the Profit Sharing Plan and
(c) to the extent allowed by applicable laws, in the discretion of the proxy holders on any other matter that may properly come before the Annual Meeting. Each holder of record of TIMET Common Stock giving the proxy enclosed with this Proxy Statement may revoke it at any time, prior to the voting thereof at the Annual Meeting, by (i) delivering to AST a written revocation of the proxy, (ii) delivering to AST a duly executed proxy bearing a later date or (iii) voting in person at the Annual Meeting. Attendance by a stockholder at the Annual Meeting will not in itself constitute the revocation of a proxy previously given.

                                   PROPOSAL I
                              ELECTION OF DIRECTORS

The By-laws of the Company currently provide that the Board of Directors shall consist of a minimum of three and a maximum of seventeen persons, as determined from time to time by the Board of Directors in its discretion. The number of directors is currently set at eight. The eight directors elected at the Annual Meeting will hold office until the 2006 Annual Meeting of Stockholders of the Company and until their successors are duly elected and qualified.

All of the nominees are currently directors of TIMET whose terms will expire at the Annual Meeting and who were nominated to stand for re-election to the Board by the unanimous vote of the full Board of Directors. All nominees have agreed to serve if elected. If any nominee is not available for election at the Annual Meeting, the proxy will be voted for an alternate nominee to be selected by the Board of Directors, unless the stockholder executing such proxy withholds authority to vote for the election of directors. The

Board of Directors believes that all of its present nominees will be available for election at the Annual Meeting and will serve if elected.

The Board of Directors recommends a vote "FOR" each of the nominees identified below.

Nominees for Director
The following information has been provided by each respective nominee for election to the Board of Directors.

Norman N. Green, 70, has been a director of TIMET since 2002. In 1997, Mr. Green became an original director and one of the principal investors in Sage Telecom, a private, full service local and long distance telecommunications company operating in eleven states. From 1956 to 1995, Mr. Green was Chairman and sole owner of Stewart, Green Properties Ltd., which owned a group of private companies specializing in the development and management of major shopping centers in Canada and the U.S., owning and operating approximately 5 million square feet of commercial real estate. From 1979 until 1990, Mr. Green was a co-owner of a National Hockey League franchise, the Calgary Flames. From 1990 until 1996, Mr. Green was the sole owner of the Minnesota North Stars which became the Dallas Stars. He continues to serve as a consultant to the Dallas Stars organization and currently is a partner in the Austin Ice Bats Hockey Team. Teams owned by Mr. Green went to the Stanley Cup Finals several times during Mr. Green's tenure and won the Stanley Cup Championships in 1989 and 1999. Mr. Green was a member of the National Hockey League Board of Governors from 1979 to 1996, serving on all of its strategic committees. He is a member of the executive committee of the board for the Edwin L. Cox School of Business at Southern Methodist University and has been active in philanthropic and community service activities for over 30 years. Mr. Green is a member of TIMET's Management Development and Compensation Committee (referred to herein as the "Compensation Committee") and its Pension and Employee Benefits Committee (referred to herein as the "Pension Committee").

Gary C. Hutchison, M.D., 70, has been a director of TIMET since 2003. Since 1968, Dr. Hutchison has practiced neurological surgery at Presbyterian Hospital in Dallas. Dr. Hutchison is a graduate of the University of Texas Southwestern Medical School in Dallas. He interned at the University of Oklahoma and received his neurosurgical residency training at the University of Texas Southwestern Medical School and Parkland Memorial Hospital, as well as the National Hospital for Nervous Disease in London, England. Dr. Hutchison has been board certified by the American Board of Neurological Surgery since 1969. Dr. Hutchison has served on various health and medical boards and committees and is currently a member of the Board of Trustees of Texas Health Resources, Inc., Chairman of the Strategic Planning and Development Committee of Texas Health Resources, Inc., member of the Governance and Nominating Committee of Texas Health Resources, Inc., Vice Chairman of the Board of Trustees Presbyterian Hospital of Dallas and Associate Clinical Professor of Neurosurgery at the University of Texas Health Science Center in Dallas. Dr. Hutchison serves as Chair of TIMET's Compensation Committee and a member of its Audit Committee.

J. Landis Martin, 59, has been Chairman of the Board of TIMET since 1987 and Chief Executive Officer of TIMET since 1995. Mr. Martin served as Chairman of the Board of Tremont Corporation from 1990, as Chief Executive Officer and a director of Tremont Corporation from 1988 and as President of Tremont
Corporation from 1987 (except for a period in 1990), each until the Tremont Merger in 2003. Until 2003, Mr. Martin served as President and Chief Executive Officer (from 1987) and as a director (from 1986) of NL Industries, Inc. (referred to herein as "NL"), then a manufacturer of titanium dioxide pigments. NL may be deemed to be an affiliate of TIMET. Mr. Martin is also a director of Halliburton Company, Apartment Investment and Management Company and Roundy's, Inc., and a director and non-executive chairman of Crown Castle International Corporation.

Albert W. Niemi, Jr., Ph.D., 62, has been a director of TIMET since 2001. Dr. Niemi is Dean of the Edwin L. Cox School of Business at Southern Methodist University, where he also holds the Tolleson Chair in Business Leadership. Before joining SMU, Dr. Niemi served as Dean of the Terry College of Business at the University of Georgia from 1982 to 1996. Dr. Niemi graduated cum laude from Stonehill College with an A.B. in economics and earned an M.A. and Ph.D. in economics from the University of Connecticut. Dr. Niemi is a member of the Business Accreditation Committee of the American Assembly of Collegiate Schools of Business and has chaired or served as a member on the accreditation review teams to more than 20 universities. Dr. Niemi recently completed a term on the Board of Governors of the American Association of University Administrators and the board of Beta Gamma Sigma. Dr. Niemi also serves on the board of directors of Bank of Texas and of Sanders Morris Harris Group, Inc., and on the Advisory Board of TXU Dallas. Dr. Niemi is Chair of TIMET's Audit Committee and a member of its Compensation Committee and its Pension Committee.

Glenn R. Simmons, 77, has been a director of TIMET since 1999. Mr. Simmons is Chairman of the Board of Keystone Consolidated Industries, Inc. (referred to herein as "Keystone"), a steel fabricated wire products, industrial wire and carbon steel rod company (Keystone filed a petition under Chapter 11 of the U.S. Bankruptcy Code in 2004), and CompX International Inc. (referred to herein as "CompX"), a manufacturer of ergonomic computer support systems, precision ball bearing slides and security products. CompX is a majority-owned, indirect subsidiary of NL. Since 1987, Mr. Simmons has been Vice Chairman of the Board of Valhi, a diversified holding company, engaged in the manufacture of titanium dioxide pigments (through its majority interest in Kronos Worldwide, Inc. (referred to herein as "Kronos")), component products (through its interests in NL and CompX), and titanium metals products (through its interest in TIMET) and is also engaged in waste management, and Vice Chairman of Contran Corporation (referred to herein as "Contran"), also a diversified holding company and parent company of Valhi. Mr. Simmons has been an executive officer and/or director of various companies related to Valhi and Contran since 1969. Mr. Simmons is also a director of NL and Kronos, and served as a director of Tremont Corporation until the Tremont Merger in 2003. Keystone, Valhi, Tremont LLC, Kronos and CompX may be deemed to be affiliates of TIMET. See notes (3) and (5) to the table under the heading "Security Ownership of TIMET" below. Mr. Simmons is Chair of TIMET's Pension Committee. Mr. Simmons is a brother of Harold C. Simmons.

Harold C. Simmons, 73, has served as Vice Chairman of the Board and a director of TIMET since 2004. Mr. Simmons has been Chairman of the Board of Valhi and Contran since prior to 2000. Mr. Simmons is also Chairman of the Board and Chief Executive Officer of NL and Kronos. Mr. Simmons has been an executive officer or director of various companies related to Valhi and Contran since 1961. Mr. Simmons is a brother of Glenn R. Simmons. See note (3) to the table under the heading "Security Ownership of TIMET" below.

Steven L. Watson, 54, has been a director of TIMET since 2000. Mr. Watson has been President and a director of Valhi and Contran since 1998 and has served as an executive officer and/or director of Valhi, Contran and various companies related to Valhi and Contran since 1980. Mr. Watson also serves on the board of directors of NL, CompX, Kronos and Keystone and served as a director of Tremont Corporation until the Tremont Merger in 2003. See notes (3) and (4) to the table under the heading "Security Ownership of TIMET" below.

Paul J. Zucconi, 64, has been a director of TIMET since 2002. In 2001, Mr. Zucconi retired after 33 years at KPMG LLP where he was most recently an audit partner. Mr. Zucconi is a member of the American Institute of Certified Public Accountants ("AICPA") and is involved in developing the professional development courses for the AICPA. Mr. Zucconi also serves on the board of directors and audit committee of each of Torchmark Corporation, a major life and health insurance company, and Affirmative Insurance Holdings, Inc., a provider of non-standard automobile insurance, and serves on the board of directors of the National Kidney Foundation of North Texas, Inc. Mr. Zucconi is a member of TIMET's Audit Committee.

For  information  concerning  certain  transactions  to which  certain  director
nominees  are  parties  and  other  matters,  see  "Certain   Relationships  and
Transactions" below.

Board Meetings
The Board of Directors held five meetings in 2004. Each of the directors participated in at least 75% of the total number of such meetings and of the committee meetings (for committees on which they served) held during their period of service in 2004. The Board of Directors does not have a formal policy regarding Board members' attendance at the Company's annual meetings. All of TIMET's then-serving Board members attended the 2004 Annual Meeting of Stockholders either in person or by conference telephone.

Board Committees
The Board of Directors has established the following standing committees:

Audit Committee. The responsibilities and authority of the Audit Committee include, among other things, providing oversight with respect to the integrity of the Company's financial statements, the Company's compliance with legal and regulatory requirements, the independent accountant's qualifications and independence and the performance of the Company's internal audit function; retaining the Company's independent accountant, overseeing the external audit function and approving all fees relating to the Company's independent accountant; reviewing with the independent accountant the scope and results of the annual auditing engagement and the system of internal accounting controls, establishing procedures for the handling of complaints concerning accounting, internal accounting and audit matters, including procedures for the confidential, anonymous submission of complaints by employees; reviewing the Company's Annual Report on Form 10-K, including annual financial statements; reviewing and discussing with management the Company's interim financial statements and earnings releases; and directing and supervising special audit inquiries. The Company's Board of Directors has adopted a written charter for the Audit Committee, a copy of which was attached as Appendix A to the 2004 Proxy Statement of the Company. The current members of the Audit Committee are Dr. Niemi (Chair), Dr. Hutchison and Mr. Zucconi. Mr. Zucconi is the Audit
Committee "financial expert" as such term is defined in Item 401(b) of Regulation S-K. The Company believes that each of the members of the Audit Committee is independent in accordance with the rules of the SEC, the NYSE and any other applicable regulations. The Company does not limit the number of audit committees of publicly registered companies upon which the Audit Committee members may serve; however, none of the members of TIMET's Audit Committee serves on the audit committees of more than three publicly registered companies. The Audit Committee held 11 meetings in 2004. See "Audit Committee Report" and "Independent Public Accountant Matters" below.

Management Development and Compensation Committee. The principal responsibilities and authority of the Compensation Committee are to review and approve certain matters involving employee compensation (including executives), including making recommendations to the Board of Directors regarding certain compensation matters involving the Chief Executive Officer, to review and approve grants of stock options, stock appreciation rights and awards of restricted stock under the 1996 Long Term Performance Incentive Plan of Titanium Metals Corporation adopted by the Company and approved by the Company's stockholders (referred to herein as the "TIMET Stock Incentive Plan"), to review and recommend adoption of or revision to compensation plans and employee benefit programs except as otherwise delegated by the Board of Directors, to review and recommend compensation policies and practices and to prepare such compensation committee disclosures as may be required, to review and recommend any executive employment contract, and to provide counsel on key personnel selection, organization strategies and such other matters as the Board of Directors may from time to time direct. The current members of the Compensation Committee are Dr. Hutchison (Chair), Dr. Niemi and Mr. Green. The Company believes that each of the members of the Compensation Committee is independent in accordance with the rules of the NYSE and any other applicable regulations. The Compensation Committee held one meeting and took action by written consent one time in 2004.

Nominations Committee. From January 1, 2004 to March 2004, the Company had no standing Nominations Committee and the entire Board of Directors performed the duties of the Nominations Committee in that time period. On March 24, 2004, the Board of Directors re-established the Nominations Committee to comply with then-applicable NYSE corporate governance standards. The Nominations Committee was comprised of Dr. Hutchison (Chair) and Mr. Green, and operated pursuant to a written charter. During this time, the Nominations Committee held no meetings and took action by written consent one time. In October 2004, the Company determined that it was a "controlled company" under NYSE rules, and the Board of Directors deemed it appropriate to have no standing Nominations Committee. The entire Board of Directors has performed the duties formerly performed by the Nominations Committee since that time, but not pursuant to a written charter. The Board of Directors makes determinations as to the size and composition of the Board of Directors, criteria for director nominations, director candidates, the term of office for directors, and adoption of corporate governance principles, evaluates the Company's management and such other related matters as the Board of Directors may determine from time to time. The Board of Directors does not have a formal process for identifying and evaluating nominees for directors. The Board of Directors will consider recommendations by stockholders of the Company with respect to the election of directors if such recommendations are submitted in writing to the Secretary of the Company and received not later than December 31 of the year prior to the next annual meeting of stockholders. While the Board of Directors does not have any specific policy regarding the consideration of director candidates recommended by stockholders, the Board of Directors would evaluate nominees recommended by stockholders of the Company in the same manner by which it evaluates potential nominees recommended by other means. The Board of Directors has not adopted any formal policy regarding minimal qualifications of recommended nominees, but takes into account such criteria as it deems necessary and appropriate from time to time.

In the event that dividends on the Company's Series A Preferred Stock are in arrears for 12 quarterly periods, the holders of a majority of the shares of the Series A Preferred Stock may elect an additional director to the Board of Directors. As of the Record Date, Harold C. Simmons may be deemed to beneficially own 1,614,700 shares of Series A Preferred Stock, or 41.3% of the shares of Series A Preferred Stock outstanding, comprised of 1,600,000 shares of Series A Preferred Stock owned by his spouse and 14,700 shares of Series A Preferred Stock owned by Valhi. Mr. Simmons disclaims beneficial ownership of the shares of Series A Preferred Stock held by his spouse and Valhi. With an additional 8.7% of the shares of Series A Preferred Stock, Mr. Simmons would be able to control the voting rights of the holders of the Series A Preferred Stock with respect to the election of the additional director.

Pension and Employee Benefits Committee. The Pension Committee is established to oversee the administration of the Company's pension and employee benefit plans other than the TIMET Stock Incentive Plan. The Pension Committee is currently composed of Mr. Glenn Simmons (Chair), Mr. Green and Dr. Niemi. The Pension Committee held no meetings and took action by written consent two times during 2004.

Members of the standing committees will be appointed at the next meeting of the Board of Directors following the Annual Meeting. The Board of Directors has previously established, and from time to time may establish, other committees to assist it in the discharge of its responsibilities. The Company has posted the charters for each of its committees on its website at www.timet.com. Stockholders of the Company may send communications to the Board of Directors by mailing such communications to: Titanium Metals Corporation, 1999 Broadway, Suite 4300, Denver, CO 80202, Attention: Board of Directors. The Company's management will forward all stockholder communications requiring the attention of the Board of Directors to the Board members or the relevant Board committee members.

Compensation of Directors
Under the compensation plan for non-employee directors adopted by the Company and approved by the Company's stockholders (referred to herein as the "Director Compensation Plan"), directors of the Company who are not employees of the Company (eligible directors) receive an annual cash retainer of $20,000, paid in quarterly installments, plus an annual cash retainer of $2,000, paid in quarterly installments, for each committee on which a member serves. Effective October 1, 2004, the annual cash retainer payable to eligible directors who are members of the Audit Committee was increased to $5,000. Also effective October 1, 2004, the Audit Committee "financial expert" receives an additional, annual cash retainer of $5,000. Eligible directors also receive an annual stock retainer ranging between 500 shares (if the closing price of TIMET Common Stock on the date of the grant is above $20 per share) and 2,000 shares (if the closing price is less than $5 per share). In addition, eligible directors receive an attendance fee of $1,000 per day for meeting attendance. Directors are also reimbursed for reasonable expenses incurred in attending Board of Directors' and committee meetings.

Corporate Governance
Since the passage of the Sarbanes-Oxley Act of 2002 and the adoption of new corporate governance standards by the NYSE, TIMET has developed and continues to evaluate new policies and procedures regarding corporate governance. TIMET's policies and practices reflect governance initiatives that are compliant with the corporate governance requirements of the NYSE and the SEC. TIMET has adopted a Code of Business Conduct and Ethics which is applicable to, among others, its principal executive officer, principal financial officer and principal accounting officer or controller. The Investor Information -- Corporate Governance section of TIMET's website at www.timet.com includes TIMET's Corporate Governance Policies, Code of Business Conduct and Ethics applicable to all of TIMET's officers and employees, including those officers identified above, and charters for the committees of the Board of Directors.

Based upon the ownership of Harold C. Simmons, Tremont LLC, Valhi and the CMRT described in this Proxy Statement, the Board of Directors has determined that the Company is a "controlled company" as such term is defined by the rules of the NYSE, and, therefore, the Company may choose not to comply with certain rules of the NYSE as follows:

     o A requirement that the Board of Directors have a majority of independent directors;
     o A requirement that the Company have a standing nominations/corporate governance committee comprised entirely of independent directors operating pursuant to a written charter addressing certain issues specified in the NYSE rules; and
     o A requirement that the Company have a standing compensation committee comprised entirely of independent directors operating pursuant to a written charter addressing certain issues specified in the NYSE rules.

The Company has chosen not to have a majority of independent directors and currently has four directors who it believes meet the criteria for independence under NYSE rules as described below. The Company has also chosen not to have a standing nominations/corporate governance committee, and the entire Board of Directors performs the duties that could be performed by a nominations/corporate governance committee. The Company has currently chosen to comply with the NYSE rules that pertain to compensation committees, but may in the future choose to avail itself of the permitted exemption from these rules. The Company's Compensation Committee is currently comprised entirely of directors whom the Company believes meet the independence criteria of the NYSE, and the Compensation Committee operates according to a written charter that the Company believes complies with the NYSE rules. See "Nominees for Director," "Independence Criteria," "Board Committees" and "Certain Relationships and Transactions" herein for more information.

Independence Criteria
Under rules of the NYSE, no director will be deemed to be independent unless the Board of Directors affirmatively determines that the director has no material relationship with TIMET, directly or as an officer, equity holder or partner of an organization that has a relationship with the Company. The Board of Directors applies the rules of the NYSE and other applicable laws and regulations in making its independence determination. The Board of Directors considers all commercial, banking, consulting, legal, accounting, charitable or other business relationships that a director has with the Company. As a result of its annual review, the Board of Directors believes that Norman N. Green, Dr. Gary C. Hutchison, Dr. Albert W. Niemi, Jr. and Paul J. Zucconi are independent directors because none of these directors has any material relationship with the Company of the type described in the NYSE rules or any other applicable regulations.

                               EXECUTIVE OFFICERS

Set forth below is certain information relating to the current executive officers of the Company. Biographical information with respect to J. Landis Martin and Harold C. Simmons is set forth under "Election of Directors" above. See also "Certain Relationships and Transactions" below.


Name                                Age                       Position(s)

J. Landis Martin                     59                       Chairman of the Board, President and Chief Executive Officer

Harold C. Simmons                    73                       Vice Chairman of the Board

Christian Leonhard                   59                       Chief Operating Officer - Europe

Robert E. Musgraves                  50                       Chief Operating Officer - North America

Joan H. Prusse                       49                       Vice President, General Counsel and Secretary

Bruce P. Inglis                      51                       Vice President - Finance, Corporate Controller and Treasurer

Christian Leonhard has served as Chief Operating Officer - Europe since 2002. Mr. Leonhard served as Executive Vice President - Operations of TIMET from 2000 to 2002. Mr. Leonhard joined TIMET in 1988 as General Manager of TIMET France. He was promoted to President of TIMET Savoie S.A. (referred to herein as "TIMET Savoie") in 1996 and President of European Operations in 1997.

Robert E. Musgraves has served as Chief Operating Officer - North America since 2002. Mr. Musgraves served as Executive Vice President of TIMET from 2000 to 2002 and as General Counsel from 1990 to 2002. Mr. Musgraves was Vice President from 1990 to 2000 and Secretary of TIMET from 1991 to 2000. Mr. Musgraves also served as General Counsel and Secretary of Tremont Corporation from 1993 and as Vice President of Tremont Corporation from 1994 until the Tremont Merger in 2003.

Joan H. Prusse has served as General Counsel since 2002, and as Vice President and Secretary since 2000. Prior to that, she served as Assistant General Counsel and Assistant Secretary since joining TIMET in 1997. Ms. Prusse also served as Assistant General Counsel and Assistant Secretary of Tremont Corporation from 1997 until the Tremont Merger in 2003.

Bruce P. Inglis has served as Vice President - Finance and Corporate Controller since 2003 and Treasurer since 2004. Mr. Inglis served as TIMET's European Finance Director from 1997 and Managing Director of TIMET UK Limited from 2000, each until 2001. After leaving TIMET in 2001 and before returning to TIMET in 2003, Mr. Inglis was the U.K. Finance Director (from 2001) and Group Finance Director (from 2002) of Apollo Metals Limited, a supplier of specialty metals and supply chain integration services to the aerospace industry located in Birmingham, England.


                               SECURITY OWNERSHIP

Ownership of TIMET Common Stock
The following table and accompanying notes set forth, as of the Record Date, the beneficial ownership, as defined by the regulations of the SEC, of TIMET Common Stock held by (i) each person or group of persons known to TIMET to beneficially own more than 5% of the outstanding shares of any class of TIMET's securities (including TIMET Common Stock), (ii) each director or nominee for director of TIMET, (iii) each executive officer of TIMET listed in the Summary Compensation Table below who is not a director or nominee for director of TIMET and (iv) all executive officers and directors and nominees for director of TIMET as a group. See notes (3), (4) and (5) following the table immediately below for information concerning individuals and entities that may be deemed to indirectly beneficially own those shares of TIMET Common Stock directly beneficially owned by Tremont LLC, the CMRT, Valhi and Annette Simmons, the spouse of Harold C. Simmons. All information has been taken from or is based upon ownership filings made by such persons with the SEC or upon information provided by such persons to TIMET.



Ownership of TIMET Common Stock
                                                                          TIMET Common Stock
                                                                  ------------------------------------
                                                                  Amount and Nature
                                                                          of
                                                                      Beneficial          Percent of
Name of Beneficial OwneR                                               Ownership (1)         Class (2)
 --------------------------------                               -------------------    -------------



Greater than 5% Stockholders
    Harold C. Simmons (3)                                             11,279,076               60.4%
    Steven L. Watson (3) (4)                                           8,630,160               53.9%
    Glenn R. Simmons (3)(5)                                            8,619,910               53.8%
    Royce & Associates, LLC (6)                                        1,028,145                6.4%
    J. Landis Martin (7)                                                 913,416                5.6%

Other Directors and Nominees
    Norman N. Green (8)                                                   32,500                 ---
    Dr. Gary C. Hutchison                                                  2,500                 ---
    Dr. Albert W. Niemi, Jr. (9)                                          11,000                 ---
    Paul J. Zucconi (10)                                                   8,000                 ---

Other Executive Officers
    Christian Leonhard (11)                                               24,000                 ---
    Robert E. Musgraves (12)                                              58,475                 ---
    Joan H. Prusse (13)                                                    7,250                 ---
    Bruce P. Inglis (14)                                                   2,500                 ---

All Directors and Nominees and Executive Officers of the
Company as a group (12 persons)                                       12,368,967               64.7%
(3)(4)(5)(7)(8)(9)(10)(11)(12)(13)(14)(15)
------------

(1)  All beneficial ownership is sole and direct unless otherwise noted.

(2) No percent of class is shown for holdings of less than 1%. For purposes of calculating individual and group percentages, the number of shares treated as outstanding for each individual includes stock options exercisable by such individual (or all individuals included in the group) within 60 days of the Record Date and shares each individual may acquire by conversion of convertible securities.

(3) The ownership of TIMET Common Stock shown for Harold C. Simmons consists of the following:

                                                   Number of          Percent of
                Name of Beneficial Owner            Shares                Class
                ------------------------            ------                -----
   Tremont LLC                                      6,309,250             39.5%
   Annette C. Simmons                               2,666,666             14.3%
   The Combined Master Retirement Trust             1,922,460             12.0%
   Valhi, Inc.                                        380,700              2.4%
                                                      -------
                                                   11,279,076             60.4%

     Annette C. Simmons (the spouse of Harold C. Simmons) and Valhi directly hold 1,600,000 and 14,700 shares of the Company's Series A Preferred Stock, respectively, which are convertible into 2,666,666 and 24,500 shares, respectively, of TIMET Common Stock. Mr. Simmons may be deemed to share indirect beneficial ownership of the shares of Series A Preferred Stock that Ms. Simmons and Valhi directly hold. Mr. Simmons disclaims all such beneficial ownership. The percentage ownership of TIMET Common Stock shown for Mr. Simmons assumes the full conversion of only the shares of Series A Preferred Stock held by Ms. Simmons and Valhi. The percentage ownership of Ms. Simmons assumes the full conversion of only the shares of Series A Preferred Stock held by Ms. Simmons. The percentage ownership of TIMET Common Stock shown for Valhi assumes the full conversion of only the shares of Series A Preferred Stock held by Valhi. The shares of Series A Preferred Stock are not entitled to vote on matters submitted to the holders of TIMET Common Stock prior to the conversion of shares of Series A Preferred Stock into shares of TIMET Common Stock.

     Valhi is the direct holder of 100% of the outstanding membership interests of Tremont LLC. Valhi Group, Inc. (referred to herein as "VGI"), National City Lines, Inc. (referred to herein as "National"), Contran, the Harold Simmons Foundation, Inc. (referred to herein as the "Foundation"), the Contran Deferred Compensation Trust No. 2 (referred to herein as the "CDCT No. 2") and the CMRT are the direct holders of 77.6%, 9.1%, 3.7%, 0.9%, 0.4% and 0.1%, respectively, of the outstanding shares of Valhi's common stock. National, NOA, Inc. (referred to herein as "NOA") and Dixie Holding Company (referred to herein as "Dixie Holding") are the direct holders of approximately 73.3%, 11.4% and 15.3%, respectively, of the outstanding common stock of VGI. Contran and NOA are the direct holders of approximately 85.7% and 14.3%, respectively, of the outstanding common stock of National. Contran and Southwest Louisiana Land Company, Inc. (referred to herein as "Southwest") are the direct holders of approximately 49.9% and 50.1%, respectively, of the outstanding common stock of NOA. Dixie Rice Agricultural Corporation, Inc. (referred to herein as "Dixie Rice") is the direct holder of 100% of the outstanding common stock of Dixie Holding. Contran is the holder of 100% of the outstanding common stock of Dixie Rice and approximately 88.9% of the outstanding common stock of Southwest.

     Substantially all of Contran's outstanding voting stock is held by trusts established for the benefit of certain children and grandchildren of Harold
     C. Simmons (referred to herein as the "Trusts"), of which Mr. Simmons is the sole trustee, or is held by Mr. Simmons or persons or other entities related to Mr. Simmons. As sole trustee of each of the Trusts, Mr. Simmons has the power to vote and direct the disposition of the shares of Contran stock held by each of the Trusts. Mr. Simmons, however, disclaims beneficial ownership of any shares of Contran stock that the Trusts hold.

     The CMRT directly holds approximately 12.0% of the outstanding shares of TIMET Common Stock and 0.1% of the outstanding shares of Valhi's common stock. Valhi established the CMRT as a trust to permit the collective investment by master trusts that maintain the assets of certain employee benefit plans adopted by Valhi and related companies, including TIMET. Harold C. Simmons is the sole trustee of the CMRT and a member of the trust investment committee for the CMRT. Valhi's board of directors selects the trustee and members of the trust investment committee for the CMRT. Harold
     C. Simmons, Glenn R. Simmons and Steven L. Watson are each members of Valhi's board of directors and participants in one or more of the employee benefit plans that invest through the CMRT. Each such person, however, disclaims beneficial ownership of any shares the CMRT holds, except to the extent, if any, of his individual, vested beneficial interest in the assets the CMRT holds.

     The Foundation directly holds approximately 0.9% of the outstanding shares of Valhi's common stock. The Foundation is a tax-exempt foundation organized for charitable purposes. Harold C. Simmons is the Chairman of the Board of the Foundation and may be deemed to control the Foundation. Steven
     L. Watson is Vice President, Secretary and a director of the Foundation. Messrs. Simmons and Watson, however, disclaim beneficial ownership of any shares of Valhi's common stock held by the Foundation.

     The CDCT No. 2 directly holds approximately 0.4% of the outstanding shares of Valhi's common stock. U.S. Bank National Association serves as the trustee of the CDCT No. 2. Contran established the CDCT No. 2 as an irrevocable "rabbi trust" to assist Contran in meeting certain deferred compensation obligations that it owes to Harold C. Simmons. If the CDCT No. 2 assets are insufficient to satisfy such obligations, Contran is obligated to satisfy the balance of such obligations as they come due. Pursuant to the terms of the CDCT No. 2, Contran (i) retains the power to vote the shares of Valhi's common stock held directly by the CDCT No. 2, (ii) retains dispositive power over such shares and (iii) may be deemed the indirect beneficial owner of such shares. Mr. Simmons, however, disclaims beneficial ownership of the shares owned, directly or indirectly, by the CDCT No. 2, except to the extent of his interest as a beneficiary of the CDCT No. 2.

     Valhi and a wholly owned subsidiary of TIMET are the direct holders of 83.1% and 0.5%, respectively, of the outstanding shares of common stock of NL. NL and a subsidiary of NL directly own 3,522,967 shares and 1,186,200 shares, respectively, of Valhi's common stock. Pursuant to Delaware law, Valhi treats the shares of Valhi's common stock that NL and the subsidiary of NL own as treasury stock for voting purposes and for the purposes of this note such shares are not deemed outstanding.

     Annette C. Simmons is the spouse of Harold C. Simmons and the direct owner of 1,600,000 shares of the Company's Series A Preferred Stock, 69,475 shares of NL's common stock and 43,400 shares of Valhi's common stock. Mr. Simmons may be deemed to share indirect beneficial ownership of such shares. Mr. Simmons disclaims all such beneficial ownership.

     A trust, of which Harold C. Simmons and Annette C. Simmons are trustees and the beneficiaries are the grandchildren of Ms. Simmons, is the direct holder of 40,000 shares of Valhi's common stock. Mr. Simmons, as co-trustee of this trust, has the power to vote and direct the disposition of the shares of Valhi's common stock the trust holds. Mr. Simmons and his spouse each disclaims beneficial ownership of any shares of Valhi's common stock that this trust holds.

     By virtue of the offices held, the stock ownership and his services as trustee, all as described above, (a) Harold C. Simmons may be deemed to control the entities described above and (b) Mr. Simmons and certain of such entities may be deemed to possess indirect beneficial ownership of any shares directly held by certain of such other entities. Mr. Simmons disclaims beneficial ownership of the shares beneficially owned, directly or indirectly, by any of such entities, except to the extent otherwise expressly indicated in this note.

     Glenn R. Simmons and Steven L. Watson are directors and/or officers of Tremont LLC, NL, Valhi, VGI, National, NOA, Dixie Holding, Dixie Rice, Southwest and Contran. Each of such persons disclaims beneficial ownership of any shares that any of such entities hold, whether directly or indirectly.

     The business address of Tremont LLC, Valhi, VGI, National, NOA, Dixie Holding, Contran, the

     CMRT, the Foundation and Harold C. Simmons and his spouse is Three Lincoln Centre, 5430 LBJ Freeway, Suite 1700, Dallas, Texas 75240-2697. The business address of Dixie Rice is 600 Pasquiere Street, Gueydan, Louisiana 70542. The business address of Southwest is 402 Canal Street, Houma, Louisiana 70360.

(4) The shares of TIMET Common Stock shown as beneficially owned by Steven L. Watson include (i) 7,500 shares that Mr. Watson may acquire upon the exercise of stock options within 60 days of the Record Date under the Director Compensation Plan, (ii) 6,309,250 shares directly held by Tremont LLC, (iii) 380,700 shares directly held by Valhi (which figure includes 24,500 shares that represent the conversion of the 14,700 shares of Series A Preferred Stock directly held by Valhi) and (iv) 1,922,460 shares of TIMET Common Stock directly held by the CMRT. Mr. Watson disclaims beneficial ownership of the shares of TIMET Common Stock and Series A Preferred Stock directly held by Tremont LLC, Valhi and the CMRT.

(5) The shares of TIMET Common Stock shown as beneficially owned by Glenn R. Simmons include (i) 5,000 shares that Mr. Simmons may acquire upon the exercise of stock options within 60 days of the Record Date under the Director Compensation Plan, (ii) 6,309,250 shares directly held by Tremont LLC, (iii) 380,700 shares directly held by Valhi (which figure includes 24,500 shares that represent the conversion of the 14,700 shares of Series A Preferred Stock directly held by Valhi) and (iv) 1,922,460 shares of TIMET Common Stock directly held by the CMRT. Mr. Simmons disclaims beneficial ownership of the shares of TIMET Common Stock and Series A Preferred Stock directly held by Tremont LLC, Valhi and the CMRT.

(6) As reported in Amendment No. 1 to the Statement on Schedule 13G filed with the SEC dated February 3, 2005. The address of Royce & Associates, LLC is 1414 Avenue of the Americas, New York, NY 10019.

(7) The shares of TIMET Common Stock shown as beneficially owned by J. Landis Martin include (i) 206,500 shares that Mr. Martin may acquire upon the exercise of stock options within 60 days of the Record Date under the TIMET Stock Incentive Plan and (ii) 14,700 shares held by members of Mr. Martin's immediate family, beneficial ownership of which is disclaimed by Mr. Martin. Mr. Martin is also the direct holder of 103,000 shares of Series A Preferred Stock. See "Ownership of Series A Preferred Stock" below. Such shares of Series A Preferred Stock are convertible into 171,666 shares of TIMET Common Stock, which amount is included in the TIMET Common Stock ownership number shown for Mr. Martin.

(8) The shares of TIMET Common Stock shown as beneficially owned by Norman N. Green include 2,500 shares that Mr. Green may acquire by the exercise of stock options within 60 days of the Record Date under the Director Compensation Plan.

(9) The shares of TIMET Common Stock shown as beneficially owned by Albert W. Niemi, Jr. include 5,000 shares that Dr. Niemi may acquire upon the exercise of stock options within 60 days of the Record Date under the Director Compensation Plan.

(10) The shares of TIMET Common Stock shown as beneficially owned by Paul J. Zucconi include 2,500 shares that Mr. Zucconi may acquire upon the exercise of stock options within 60 days of the Record Date under the Director Compensation Plan.

(11) The shares of TIMET Common Stock shown as beneficially owned by Christian Leonhard include 13,400 shares that Mr. Leonhard may acquire upon the exercise of stock options within 60 days of the Record Date under the TIMET Stock Incentive Plan.

(12) The shares of TIMET Common Stock shown as beneficially owned by Robert E. Musgraves include (i) 33,300 shares that Mr. Musgraves may acquire upon the exercise of stock options within 60 days of the Record Date under the TIMET Stock Incentive Plan and (ii) 100 shares held by members of Mr. Musgraves' immediate family, beneficial ownership of which is disclaimed by Mr. Musgraves.

(13) The shares of TIMET Common Stock shown as beneficially owned by Joan H. Prusse include 3,500 shares that Ms. Prusse may acquire upon the exercise of stock options within 60 days of the Record Date under the TIMET Stock Incentive Plan.

(14) The shares of TIMET Common Stock shown as beneficially owned by Bruce P. Inglis are held by Mr. Inglis and his wife as joint tenants.

(15) The shares of TIMET Common Stock shown as beneficially owned by "All Directors and Nominees and Executive Officers as a group" include (i) 279,200 shares that members of this group may acquire by the exercise of stock options within 60 days of the Record Date under the TIMET Stock Incentive Plan or the TIMET Director Compensation Plan and (ii) 2,862,832 shares that members of this group have the right to acquire upon the conversion of shares of Series A Preferred Stock. Under the TIMET Stock Incentive Plan a grantee may not exercise out-of-the-money stock options. However, the shares reflected in the table above include all vested and outstanding stock options without regard to whether or not any such options are in-the-money.

TIMET understands that Tremont LLC, Valhi and related persons or entities may consider acquiring or disposing of shares of TIMET Common Stock, shares of Series A Preferred Stock or the TIMET Trust Securities (referred to herein as "BUCS" and described in "Ownership of BUCS" below) through open-market or privately negotiated transactions, depending upon future developments, including, but not limited to, the availability and alternative uses of funds, the performance of TIMET Common Stock, the Series A Preferred Stock or BUCS in the market, an assessment of the business of and prospects for TIMET, financial and stock market conditions and other factors. TIMET may similarly consider such acquisitions of shares of TIMET Common Stock, Series A Preferred Stock or BUCS and acquisition or disposition of securities issued by related or unrelated parties. TIMET does not, and understands that Tremont LLC also does not, presently intend to engage in any transaction or series of transactions that would result in TIMET Common Stock becoming eligible for termination of registration under the Securities Exchange Act of 1934, as amended (referred to herein as the "Exchange Act") or ceasing to be traded on a national securities exchange.

Ownership of BUCS
The TIMET Capital Trust I (referred to herein as the "Capital Trust") is a statutory business trust formed under the laws of the State of Delaware, all of whose common securities are owned by TIMET. The BUCS represent undivided beneficial interests in the Capital Trust. The Capital Trust exists for the sole purpose of issuing the BUCS and investing in an equivalent amount of 6.625%
Convertible Junior Subordinated Debentures due 2026 (referred to herein as the "Subordinated Debentures") of TIMET. In August 2004, the Company completed an exchange offer pursuant to which the Company offered to exchange all of the 4,024,830 outstanding BUCS issued by the Capital Trust for shares of Series A Preferred Stock at the exchange rate of one share of Series A Preferred Stock for each BUCS. After the exchange offer of the Series A Preferred Stock for the BUCS, 115,717 BUCS remain outstanding. These BUCS are convertible, at the option of the holder thereof, into an aggregate of approximately 77,472 shares of TIMET Common Stock at a conversion rate of 0.6695 share of TIMET Common Stock for each BUCS. TIMET has, in effect, fully and unconditionally guaranteed repayment of all amounts due on the BUCS.

The BUCS were issued pursuant to an offering exempt from registration under the Securities Act of 1933, as amended (referred to herein as the "Securities Act"). Pursuant to an agreement with the original purchasers of the BUCS, TIMET has filed a registration statement under the Securities Act to register, among other things, the BUCS, the Subordinated Debentures, the TIMET Common Stock issuable upon the conversion of the BUCS, and certain other shares of TIMET Common Stock that are held by, or may be acquired by, Tremont LLC. The BUCS are a publicly traded security under the ticker symbol "TMCXP.PK." No director, nominee for director or executive officer of TIMET is known to hold any BUCS.

Ownership of Series A Preferred Stock
Based upon the 3,909,103 BUCS tendered and accepted for exchange as of the close of the Company's exchange offer on August 31, 2004, the Company issued 3,909,103 shares of Series A Preferred Stock in exchange for the tendered BUCS. The Series A Preferred Stock is convertible, at the option of the holder thereof, into an aggregate of approximately 6,515,171 shares of TIMET Common Stock at a conversion rate of one and two-thirds shares of TIMET Common Stock for each share of Series A Preferred Stock. The Series A Preferred Stock was issued in a registered offering, and is a publicly traded security under the ticker symbol "TIELP.PK." Other than as set forth under notes (3), (4), (5) and (7), to the table under the heading "Ownership of TIMET Common Stock" above, no director, nominee for director or executive officer of TIMET is known to hold any shares of Series A Preferred Stock.


Ownership of Valhi Common Stock
By virtue of the share ownership described above, for purposes of the SEC's regulations, Valhi may be deemed to be the parent of TIMET. The following table and accompanying notes set forth the beneficial ownership, as of the Record Date, of Valhi's common stock ($.01 par value per share) held by (i) each director or nominee for director of TIMET, (ii) each executive officer listed in the Summary Compensation Table who is not a director or nominee for director of TIMET and (iii) all executive officers and all directors and nominees for director of TIMET as a group. All information has been taken from or is based upon, ownership filings made by such persons with the SEC or upon information provided by such persons to TIMET.


Ownership of Valhi Common Stock
                                                                      Valhi Common Stock
                                                        ---------------------------------------------
                                                               Amount and Nature
                                                                       of                Percent of
    Name of Beneficial Owner                               Beneficial Ownership (1)       Class (2)
    ------------------------                            ------------------------------ --------------

    Directors and Nominees
      Harold C. Simmons (3)                                          109,740,846            91.8%
      Steven L. Watson (4)                                           109,771,309            91.8%
      Glenn R. Simmons (5)                                           108,628,110            90.9%
      J. Landis Martin                                                       100             ---
      Norman N. Green                                                        -0-             ---
      Dr. Gary C. Hutchison                                                  -0-             ---
      Dr. Albert W. Niemi, Jr.                                               -0-             ---
      Paul J. Zucconi                                                        -0-             ---

    Other Executive Officers
      Christian Leonhard                                                     -0-             ---
      Robert E. Musgraves                                                    -0-             ---
      Joan H. Prusse                                                         -0-
      Bruce P. Inglis                                                        -0-             ---

    All Directors and Nominees and Executive Officers
    of the Company as a group (12 persons) (3)(4)(5)
                                                                     109,873,056            91.8%
-------------


(1)  All beneficial ownership is sole and direct unless otherwise noted.

(2) No percent of class is shown for holdings of less than 1%. For purposes of calculating individual and group percentages, the number of shares treated as outstanding for each individual includes stock options exercisable by such individual (or all individuals included in the group) within 60 days of the Record Date.

(3) The ownership of Valhi's common stock shown for Harold C. Simmons consists of the following:

                                                                              Percent of
               Name of Beneficial Owner                Number of Shares           Class
               ------------------------                --------- ------           -----
  Harold C. Simmons                                              3,383              ---
  Valhi Group, Inc.                                         92,739,554            77.6%
  National City Lines, Inc.                                 10,891,009             9.1%
  Contran Corporation                                        4,424,900             3.7%
  The Harold Simmons Foundation, Inc.                        1,044,200              ---
  The Contran Deferred Compensation Trust No. 2                439,400              ---
  The Combined Master Retirement Trust                         115,000              ---
  Annette C. Simmons                                            43,400              ---
  Annette Simmons Grandchildren's Trust                         40,000              ---
                                                                ------
                                                           109,740,846            91.8%

     For information concerning individuals and entities that may be deemed to indirectly beneficially own those shares of Valhi common stock directly held by VGI, National, Contran, the Foundation, the CDCT No. 2 and the CMRT, see note (3) to the table under heading "Ownership of TIMET Common Stock" above.

     Mr. Simmons disclaims beneficial ownership of all of these shares except for those shares directly held by him.

(4) The shares of Valhi's common stock shown as beneficially owned by Steven L. Watson include (i) 100,000 shares that Mr. Watson may acquire upon the exercise of stock options within 60 days of the Record Date under stock option plans adopted by Valhi, (ii) 2,035 shares held in an individual retirement account for Mr. Watson and (iii) 92,739,554 shares directly held by VGI, 10,891,009 shares directly held by National, 4,424,900 shares held by Contran, 1,044,200 shares directly held by the Foundation, 439,400 shares directly held by the CDCT No. 2 and 115,000 shares directly held by the CMRT. Mr. Watson disclaims beneficial ownership of the shares of Valhi common stock directly held by VGI, National, Contran, the Foundation, the CDCT No. 2 and the CMRT.

(5) The shares of Valhi's common stock shown as beneficially owned by Glenn R. Simmons include (i) 2,383 shares held in an individual retirement account for Mr. Simmons, (ii) 800 shares held in an individual retirement account for Mr. Simmons' spouse and (iii) 92,739,554 shares directly held by VGI, 10,891,009 shares directly held by National, 4,424,900 shares directly held by Contran, 439,400 shares directly held by the CDCT No. 2 and 115,000 shares directly held by the CMRT. Mr. Simmons disclaims beneficial ownership of the shares of Valhi common stock held in his spouse's retirement account and the shares of Valhi common stock directly held by VGI, National, Contran, the CDCT No. 2 and the CMRT.

                             EXECUTIVE COMPENSATION

Summary of Cash and Certain Other Compensation of Executive Officers
The following table and accompanying notes set forth certain information regarding the compensation earned, paid or accrued by TIMET to (i) TIMET's Chief Executive Officer and (ii) TIMET's other executive officers serving as executive officers at the end of the last completed fiscal year, in each case for services rendered during each of the fiscal years 2002, 2003 and 2004 (regardless of the year in which actually paid).

                        SUMMARY COMPENSATION TABLE (1)(2)

                                                     Annual Compensation

                                                                        Other Annual
                                                                        Compensation        All Other
Name and Principal Position      Year   Salary ($)(3)        Bonus          ($)        Compensation ($) (5)
---------------------------      ----   -------------        ------         ----       --------------------
                                        ($)(4)

Executive Officers
J. Landis Martin                 2004     308,654         430,000           -0-              32,974
Chairman of the Board,
President and Chief Executive
Officer

                                 2003     250,000           -0-             -0-              20,905
                                 2002     500,000           -0-            131(6)            19,491

Harold C. Simmons                2004   1,007,000(7)        -0-             -0-               -0-
Vice Chairman of the Board
                                 2003       n/a             n/a             n/a               n/a
                                 2002       n/a             n/a             n/a               n/a

Christian Leonhard (8)           2004     301,087         266,910           -0-              25,153(9)
 Chief Operating Officer -
Europe
                                 2003     250,446           -0-             -0-              77,115(9)
                                 2002     250,000          30,000           -0-              42,948(9)

Robert E. Musgraves (8)          2004     230,865         205,000           -0-              24,482
Chief Operating Officer -
North America
                                 2003     225,000                           -0-              15,488
                                                        80,000(10)
                                 2002     250,000         110,000           -0-              15,521

Joan H. Prusse (8)               2004     200,000          82,000           -0-              16,859
Vice President, General
Counsel and Secretary
                                 2003     194,014                           -0-               7,488
                                                        25,000(11)
                                 2002     159,320                           -0-               8,680
                                                        33,728(11)

Bruce P. Inglis                  2004     195,000          79,950           -0-              22,822(9)
Vice President - Finance,
Corporate Controller and
Treasurer
                                 2003     127,500           -0-             -0-              60,832(9)
                                 2002       n/a             n/a             n/a              59,945(9)

--------------

(1) Columns required by the regulations of the SEC that would contain no entries have been omitted.

(2) J. Landis Martin and Robert E. Musgraves also served as executive officers of Tremont Corporation for a portion of 2003 prior to the Tremont Merger and during 2002. Joan H. Prusse also served as an officer of Tremont Corporation in 2002, in 2003 prior to the Tremont Merger and has continued to provide services to Tremont LLC since the Tremont Merger pursuant to intercorporate services agreements. The amounts shown as salary and bonus for Mr. Martin, Mr. Musgraves and Ms. Prusse represent the full amount paid by TIMET for services rendered by such persons on behalf of both TIMET and Tremont Corporation during 2004, 2003 and 2002. Pursuant to an intercorporate services agreement, Tremont Corporation was obligated to reimburse TIMET for a portion of the TIMET salary and regular bonus of each of Mr. Martin, Mr. Musgraves and Ms. Prusse (approximately 10% in 2002 and a prorated portion of 10% for 2003 for service prior to the Tremont Merger for each of Mr. Martin and Mr. Musgraves and approximately 20% in 2004, 2003 and 2002 for Ms. Prusse), and a proportionate share of applicable estimated fringe benefits and overhead expense for each, as follows:

                  Year            Martin        Musgraves        Prusse
                  ----            ------        ---------        ------
                  2004                -0-            -0-         $49,600
                  2003             $7,500         $9,150         $48,115
                  2002            $60,000        $33,600         $39,511

(3) Effective January 1, 2003, Mr. Martin, Mr. Leonhard and Mr. Musgraves voluntarily reduced their salaries (from $500,000 to $250,000 for Mr. Martin and from $250,000 to $225,000 for Mr. Leonhard and Mr. Musgraves). Following his relocation to Europe in July 2003, Mr. Leonhard was paid in euros at a rate of (euro)236,250 per year. In February 2004, the Compensation Committee voted to restore these salaries to their pre-reduction levels after the Company had reported positive quarterly net income for two consecutive quarters commencing in 2004. Accordingly, the salaries of Mr. Martin, Mr. Leonhard and Mr. Musgraves were restored to $500,000, (euro)262,500 and $250,000, respectively, effective October 1, 2004 after the Company had reported positive quarterly net income for the second and third quarters of 2004. The amount included as salary for Mr. Leonhard that was paid in euros was converted to dollars for purposes of this table at an exchange rate of (euro)1 = $1.17 for 2003 (the average exchange rate for the period of 2003 during which Mr. Leonhard was paid in euros) and at an exchange rate of (euro)1 = $1.24 for 2004 (the average exchange rate for 2004).

(4) Under TIMET's variable incentive compensation plan (referred to herein as the "Employee Cash Incentive Plan"), Mr. Leonhard, Mr. Musgraves, Ms. Prusse and Mr. Inglis are entitled to receive annual awards based upon TIMET's financial performance and the assessed performance of the individual. In 2004, Mr. Leonhard, Mr. Musgraves, Ms. Prusse and Mr. Inglis received awards under the Employee Cash Incentive Plan of $234,360, $180,000, $62,000 and $60,450, respectively, for service in 2004 and special bonus awards of $32,550, $25,000, $20,000 and $19,500, respectively, under a special one-time incentive program tied to achieving a significant improvement over annual operating plan income in 2004 that affected approximately 125 senior level employees who were subject to a salary freeze during 2003-2004. In 2003, Mr. Leonhard and Mr. Musgraves were each eligible to receive individual performance awards under the Employee Cash Incentive Plan. However, each elected to forego such award because of the existence of the salary freeze applicable to senior-level salaried employees and the unavailability of incentive compensation for such employees. For 2002, Mr. Leonhard and Mr. Musgraves were each awarded $30,000 under the individual performance portion of the Employee Cash Incentive Plan but chose to defer payment of such award (without interest). Under SEC rules, these earned amounts are required to be shown in the "Bonus" column for 2002 even though not actually paid. The Board of Directors has approved payment of the 2002 bonuses in 2005.

     In lieu of participating in the Employee Cash Incentive Program, Mr. Martin participates in TIMET's Senior Executive Cash Incentive Plan (referred to herein as the "Senior Executive Cash Incentive Plan") which provides for payments based solely upon TIMET's financial performance. No payments were made under this plan to Mr. Martin during 2002 or 2003. Mr. Martin received an award of $380,000 for 2004 service under this plan based upon the Company's return on equity of 15.2%. Mr. Martin also received a special bonus award of $50,000 for 2004 service under the special 2004 incentive program discussed above.

(5) Except as otherwise indicated in note (8) below, "All Other Compensation" amounts represent (i) matching contributions made or accrued by TIMET pursuant to the savings feature of TIMET's Retirement Savings Plan
     (suspended from April 2003 to April 2004), (ii) retirement contributions made or accrued by TIMET pursuant to the Retirement Savings Plan, (iii) life insurance premiums paid by TIMET and (iv) long-term disability insurance premiums paid by TIMET, as follows:


                            Year         Martin    Leonhard   Musgraves       Prusse      Inglis

          Savings Match     2004         9,540         -0-       9,540        9,307       9,075
          ($)               2003           462         -0-         462          372         -0-
                            2002         2,468         -0-       2,000        1,593         n/a


          Retirement        2004        15,741         -0-       8,542        6,000       5,850
          Contribution      2003        12,750         -0-       8,325        5,820       3,825
          ($)               2002        10,200         -0-       7,400        5,791         n/a



          Life              2004           -0-       5,644       1,299          940       2,382
          Insurance ($)     2003           -0-       2,124       1,600          684       1,238
                            2002           -0-       1,620       1,599          684         n/a


          Long-Term         2004         7,693         -0-       5,101          612         612
          Disability        2003         7,693       4,733       5,101          612         459
          Insurance ($)     2002         6,923         -0-       4,522          612         n/a




     Under the terms of the TIMET universal life insurance plan, Mr. Musgraves, Mr. Inglis and Ms. Prusse are entitled to the cash surrender value of their individual policies. As of the Record Date, the cash surrender value was $5,515 under Mr. Musgraves' policy. Mr. Inglis and Ms. Prusse have yet to accrue any cash surrender value under their respective policies. Mr. Leonhard's policy has no cash surrender value.

(6) The amounts shown as "Other Annual Compensation" for Mr. Martin in 2002 represents $131 of above market interest paid on a special bonus awarded to Mr. Martin in 2001 and paid in 2001 and 2002 for his efforts in achieving a favorable settlement of certain significant litigation.

(7) For all of 2004, Harold C. Simmons was an employee of Contran. Mr. Simmons became Vice Chairman of the Board of the Company effective August 31, 2004 and provides executive officer services to the Company pursuant to the intercorporate services agreement between Contran, Tremont LLC and the Company effective January 1, 2004 (referred to herein as the "Contran ISA"). The amount shown in the "Salary" column for 2004 consists of $1,000,000 in fees the Company paid to Contran pursuant to the Contran ISA related to the services Mr. Simmons rendered to the Company in 2004 and $7,000 in fees the Company paid to Mr. Simmons for his services as a director in 2004.

(8) In 2000, Mr. Musgraves and Mr. Leonhard each received an award of 20,000 shares of restricted TIMET Common Stock, and Ms. Prusse received an award of 3,750 shares of restricted TIMET Common Stock. The restrictions lapsed as to 20% of such shares on each of the first five anniversaries of such grant date. Any shares as to which restrictions have not lapsed are subject to forfeiture in the event of the termination of the individual's employment with TIMET (for reasons other than death, disability or retirement). Holders of restricted stock are entitled to vote and receive dividends with respect to such shares prior to the date restrictions lapse thereon. As of December 31, 2004, Mr. Musgraves held 4,000 shares of restricted TIMET Common Stock, and Ms. Prusse held 750 shares of restricted TIMET Common Stock (valued at $96,560 and $18,105, respectively, at the $24.14 per share closing price of TIMET Common Stock on such date). In connection with his relocation to Europe in 2003, Mr. Leonhard's remaining unvested grant of restricted stock was cancelled and replaced with a grant of "phantom" restricted stock on identical terms except payable in cash rather than shares of TIMET Common Stock. The value of Mr. Leonhard's remaining, unvested phantom stock award was $96,560 as of December 31, 2004.

(9) The amounts shown as "All Other Compensation" for Mr. Leonhard include $19,509 in 2004, $70,258 in 2003 and $41,328 in 2002 paid to or on behalf of Mr. Leonhard in connection with his foreign assignments (including housing and car allowance, tax equalization payments, relocation costs and income taxes with respect to certain of such payments). The amounts shown as "All Other Compensation" for Mr. Inglis include $4,903 in 2004 and $55,310 in 2003 paid to or on behalf of Mr. Inglis for relocation costs and tax return preparation services and $59,945 paid to or on behalf of Mr. Inglis in 2002 for salary continuance, housing allowance, life insurance premiums and tax return preparation services in connection with his departure from TIMET UK Limited in 2001.

(10) In 2001, the TIMET Board of Directors awarded Mr. Musgraves a bonus in recognition of his special efforts in achieving a favorable settlement of certain significant litigation on behalf of the Company. A portion of this amount was paid in 2001 at the time of the award. The balance would be earned and payable in two equal installments in 2002 and 2003, subject to Mr. Musgraves' continued employment with TIMET. One such installment of $80,000 was earned and paid in May 2002 (reflected in the "Bonus" column for 2002), and the other installment was earned in May 2003. However, Mr. Musgraves elected to defer payment of the final installment of $80,000 (without interest) owing to the Company's financial circumstances at that time. Under SEC rules, this earned amount is required to be shown in the "Bonus" column for 2003 even though not paid at that time. The Company paid the final installment of $80,000 in the fourth quarter of 2004.

(11) Ms. Prusse was also awarded a bonus in 2001 pertaining to the settlement of the same significant litigation on terms similar to those described for Mr. Musgraves' award in note (10). The amounts shown in the "Bonus" column for Ms. Prusse for 2002 and 2003 reflect the second and third installments of her 2001 bonus award, which installments of $25,000 each were earned and paid subject to her continued employment with TIMET in 2002 and 2003.

Stock Option/SAR Grants in Last Fiscal Year
No stock options or stock appreciation rights (referred to herein as "SARs") were granted under the TIMET Stock Incentive Plan in 2004.

Stock Option Exercises and Holdings
The following table and accompanying notes provide information, with respect to the executive officers of TIMET listed in the "Summary Compensation Table" above, concerning the exercise of TIMET stock options during the last fiscal year and the value of unexercised TIMET stock options held as of December 31, 2004. No SARs have been granted under the TIMET Stock Incentive Plan.

Aggregated Option Exercises in 2004 and 12/31/04 Option Values


                                                                        Number of Securities      Value of Unexercised
                                                                             Underlying             In-the-Money
                                                                        Unexercised Options         Options at
                                                                          at 12/31/04 (#)           12/31/04 ($)
                                      Shares Acquired    Value              Exercisable/            Exercisable/
  Name                                on Exercise (#)   Realized ($)        Unexercisable           Unexercisable
  ----                                --------------    ------------        -------------           --------------


  J. Landis Martin                         -0-            -0-              250,000/25,000      $1,038,100/$173,500
  Harold C. Simmons                        -0-            -0-                 -0-/-0-                -0-/-0-
  Christian Leonhard                       -0-            -0-                13,400/-0-            $33,480/-0-
  Robert E. Musgraves                      -0-            -0-                33,300/-0-            $83,700/-0-
  Joan H. Prusse                           -0-            -0-                3,500/-0-             $16,400/-0-
  Bruce P. Inglis                          -0-            -0-                   -0-                  -0-/-0-


Severance Arrangements and Employment Agreements
In 1999, the Company adopted a policy that remains applicable to Mr. Martin, Mr. Leonhard and Mr. Musgraves, providing that the following payments will be made to each such individual in the event his employment is terminated by TIMET without cause (as defined in the policy) or such individual terminates his employment with TIMET for good reason (as defined in the policy): (i) one times such individual's annual TIMET base salary paid in the form of salary continuation, (ii) prorated bonus for the year of termination and (iii) certain other benefits.

Mr. Leonhard may be eligible for benefits under a statutory French indemnity program, pursuant to which he would receive (at his option and in lieu of any benefits under the foregoing executive severance policy) a severance payment equal to one year's salary payable by TIMET Savoie (in addition to any unemployment benefits he might be entitled to receive under the French governmental program).

Mr. Leonhard is party to an Amendment to Employment Contract executed as of November 25, 2003 and amended effective January 1, 2005 with TIMET and its affiliate TIMET Savoie. Under this Contract Mr. Leonhard is seconded or assigned by TIMET Savoie to TIMET in the capacity of Director of European Operations and performs duties commensurate with that position. This Contract provided that Mr. Leonhard's annual gross salary was payable at a rate of (euro)236,250 (which was increased by the Compensation Committee to (euro)262,500 per year effective October 1, 2004 after the Company had reported positive quarterly net income for the second and third quarters of 2004) and provides for certain other benefits customary for executives of his position. Effective January 1, 2005, this annual gross salary rate was increased to (euro)315,000.

Equity Compensation Plan Information
The following table provides information, as of December 31, 2004, with respect to compensation plans and arrangements under which equity securities of TIMET are authorized for issuance. All of TIMET's current equity compensation plans have been approved by TIMET's common stockholders.

                                    Column (A)                 Column (B)                  Column (C
                                --------------                -------------             ---------------
                                                                                      Number of securities
                                                                                     remaining available for
                              Number of Securities to         Weighted-average       future issuance under
                              be issued upon exercise         exercise price of     equity compensation plans
                              of outstanding options,       outstanding options,      (excluding securities
                               warrants, and rights          warrants and rights   reflected in Column (A))
                               --------------------          -------------------   -----------------------
       Plan Category
Equity compensation plans
approved by security
holders                               534,040                    $35.84                      923,700

Equity compensation plans
not approved by security
holders                                - - -                      - - -                       - - -

           Total                      534,040                    $35.84                      923,700


             COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

The information contained in this report shall not be deemed "soliciting material" or "filed" with the SEC, or subject to the liabilities of Section 18 of the Exchange Act, except to the extent the Company specifically requests that the material be treated as soliciting material or specifically incorporates this report by reference into a document filed under the Securities Act or the Exchange Act.

The Compensation Committee of the Company's Board of Directors presents the following report on executive compensation.

The Compensation Committee is composed of directors who are neither officers nor employees of the Company, its subsidiaries or affiliates and who are not eligible to participate in any of the employee benefit plans administered by it. The Compensation Committee reviews and recommends compensation policies and is responsible for approving all compensation paid directly by the Company to the Company's executive officers other than compensation matters involving the Chief Executive Officer (the "CEO"). Any action regarding compensation matters involving the CEO is reviewed and approved by the Board after recommendation by the Compensation Committee.

Compensation Program Objectives
The Compensation Committee believes that the Company's primary goal is to increase stockholder value, as measured by dividends paid on, and appreciation in the value of, the Company's equity securities. It is the Compensation Committee's policy that compensation programs be designed to attract, retain, motivate and reward employees, including executive officers, who can lead the Company in accomplishing this goal. It is also the Compensation Committee's policy that compensation programs tie a large component of cash compensation to the Company's financial results, creating a performance-oriented environment that rewards employees for achieving pre-set financial performance levels and increasing stockholder value, thereby contributing to the long-term success of the Company.

During 2004, the Company's compensation program with respect to its executive officers, including the CEO, consisted of two primary components: base salary and variable compensation based upon Company and, in certain cases, individual performance.

Base Salaries of Executive Officers other than Chief Executive Officer
The Compensation Committee, in consultation with the CEO, reviews base salaries for the executive officers other than the CEO generally no more frequently than annually. The CEO's recommendation and the Compensation Committee's actions regarding base salaries are generally based primarily upon a subjective
evaluation   of  past  and   potential   future   individual   performance   and
contributions, changes in individual responsibilities, and alternative opportunities that might be available to the executives in question, as well as compensation data from companies employing executives in positions similar to those whose salaries were being reviewed, as well as market conditions for executives in general with similar skills, background and performance, both inside and outside of the metals industry (including companies contained in the peer group index plotted on the Performance Graph following this report), and other companies with similar financial and business characteristics as the Company or where the executive in question has similar responsibilities. Based upon the condition of the business and the outlook at that time, Mr. Leonhard and Mr. Musgraves, the Company's two Chief Operating Officers, voluntarily agreed to reduce their salaries from $250,000 to $225,000 beginning in 2003. Mr. Leonhard's annual compensation rate was modified from $225,000 to (euro)236,250 upon his return to Europe in mid-2003. The salaries of Mr. Leonhard and Mr. Musgraves were restored to (euro)262,500 and $250,000, respectively, effective October 1, 2004 after the Company had reported positive quarterly net income for the second and third quarters of 2004. The base salaries of Ms. Prusse and Mr. Inglis were frozen during 2003-2004 based upon conditions of the business and outlook at that time.

The amount shown in the "Salary" column in the Summary Compensation Table for Mr. Simmons includes both amounts paid to him by the Company for his services as a director and an allocated portion of the total fee paid by TIMET to Contran under the Contran ISA for provision of services to TIMET. In 2004, the Contran ISA was approved by the independent members of TIMET's Board of Directors.

Base Salary of Chief Executive Officer
Based upon the condition of the business and the outlook at that time, Mr. Martin voluntarily reduced his salary from $500,000 to $250,000 beginning in 2003. Mr. Martin's salary was restored to $500,000 effective October 1, 2004 after the Company had reported positive quarterly net income for the second and third quarters of 2004.

Cash Incentive Plans
Awards under TIMET's Employee Cash Incentive Plan represent a significant portion of the potential annual cash compensation to employees of TIMET and consist of a combination of awards based on the financial performance of TIMET and, in some cases, on individual performance. All of the Company's executive officers, other than Mr. Simmons and Mr. Martin, were eligible to receive benefits under the Employee Cash Incentive Plan for 2004.

The component of the awards that is based on the financial performance of TIMET depends upon TIMET's achieving certain pre-set return on equity (ROE) goals, which the Company believes should increase stockholder value over time if they are met. Performance levels are tied to the Company's corporate-wide ROE as follows:


                                               Performance
                               ROE                Level
                         --------------------------------
                         less than 3%              --
                         3%-6%                     A
                         6%-12%                    B
                         12%-24%                   C
                         over 24%                  D

In 2004, the Company achieved a return on equity of 15.2%, as calculated under the Employee Cash Incentive Plan, resulting in a "C" level Company-performance based payout.

Mr. Leonhard, Mr. Musgraves, Ms. Prusse and Mr. Inglis received awards under the Employee Cash Incentive Plan of $234,360, $180,000, $62,000 and $60,450,
respectively, for service in 2004 and special bonus awards of $32,550, $25,000, $20,000 and $19,500, respectively, under a special one-time incentive program tied to achieving a significant improvement over annual operating plan income in 2004 that affected approximately 125 senior level employees who were subject to a salary freeze during 2003-2004 (reflected in the Summary Compensation Table).

In 1996, the Board established the Senior Executive Cash Incentive Plan, which was approved by the Company's stockholders in 1997. The Board subsequently amended this plan in 2004. This plan was applicable only to Mr. Martin in 2004. The Senior Executive Cash Incentive Plan provided for payments based solely upon Company performance ranging between 0% for corporate returns on equity of less than 3% up to 150% of base salary for corporate returns on equity of 30% or greater. Mr. Martin received an award of $380,000 for 2004 under this plan based upon the Company's return on equity of 15.2%. Mr. Martin also received a special bonus award of $50,000 for 2004 under the special 2004 incentive program discussed above.

Mr. Simmons is not eligible for awards under any of the Company's Cash Incentive Plans, the special one-time incentive program or the Profit Sharing Plan. Apart from the foregoing plans, the Compensation Committee or the Board may from time to time award such other bonuses as the Compensation Committee or Board deems appropriate from time to time under its general authority or under a separate discretionary plan.

Profit Sharing Plan
In 2004, the Board replaced both the Employee Cash Incentive Plan and the Senior Executive Cash Incentive Plan with a new Profit Sharing Plan that is applicable to certain of the Company's employees, including Messrs. Martin, Leonhard, Musgraves and Inglis and Ms. Prusse. Potential awards under the Profit Sharing Plan are a function of both individual performance ratings and Company performance, which is based on TIMET's achievement of certain pre-set operating income targets. The new Profit Sharing Plan became effective January 1, 2005. However, the Board agreed that for transition purposes, if the Company meets its forecasted operating income target for 2005, eligible employees would receive awards for 2005 service under the higher paying of the Profit Sharing Plan on the one hand, or the Employee Cash Incentive Plan or Senior Executive Cash Incentive Plan on the other hand, as the case may be.

Long-Term Incentive Compensation
The  Compensation   Committee   recognizes  the  value  of  long-term  incentive
compensation that provides a benefit over an extended period of time. The Compensation Committee has, from time to time, used the TIMET Stock Incentive Plan to provide long-term incentives in the form of grants of stock options and restricted stock to executive officers who are also employees. No grants of stock options or restricted stock were made in 2004. In the future, the Compensation Committee may also consider using long-term cash incentives tied to performance or other criteria.

Tax Code Limitation on Executive Compensation Deductions
In 1993,  Congress  amended  the  Internal  Revenue  Code to impose a $1 million deduction limit on compensation paid to the CEO and the four other most highly compensated executive officers of public companies, subject to certain transition rules and exceptions for compensation received pursuant to non-discretionary performance-based plans approved by such company's stockholders. The Company's stockholders previously approved both the TIMET Stock Incentive Plan and the Senior Executive Cash Incentive Plan in 1997. The Compensation Committee understands that payments made pursuant to the TIMET Stock Incentive Plan qualify for exemption from the deductibility limit as "performance-based compensation," but payments made under the Senior Executive Cash Incentive Plan would not at the present time because of the lack of current stockholder approval (the plan must be re-approved by the stockholders at least every five years). The Profit Sharing Plan is being submitted to stockholders for their approval in this Proxy Statement. (See Proposal II- Profit Sharing Plan.) The Compensation Committee does not currently believe that any other existing compensation plan of the Company could give rise to a deductibility limitation at current executive compensation levels. The Compensation Committee intends to periodically review the compensation plans of the Company to determine whether further action in respect of this limitation is warranted.

The foregoing report on executive compensation has been furnished by the Company's Management Development and Compensation Committee of the Board of Directors.

                  Management Development and Compensation Committee Dr. Gary C. Hutchison, Chairman
                  Norman N. Green
                  Dr. Albert W. Niemi, Jr.

                                PERFORMANCE GRAPH

Set forth below is a line graph comparing, for the period December 31, 1999 through December 31, 2004, the cumulative total stockholder return on TIMET Common Stock against the cumulative total return of (a) the S&P Composite 500 Stock Index and (b) a self-selected peer group, comprised solely of RTI International Metals, Inc. (NYSE: RTI), the principal U.S. competitor of TIMET in the titanium metals industry for which meaningful stockholder return information is available. The graph shows the value at December 31 of each year, assuming an original investment of $100 in each and reinvestment of cash dividends and other distributions to stockholders.

       Comparison of Cumulative Return among Titanium Metals Corporation,
           S&P Composite 500 Stock Index and Self-Selected Peer Group






                                     [GRAPH]





              Copyright (C) 2002 Standard & Poor's, a division of
              The McGraw-Hill Companies, Inc. All rights reserved.

The information contained in the performance graph shall not be deemed "soliciting material" or "filed" with the SEC, or subject to the liabilities of
Section 18 of the Exchange Act, except to the extent the Company specifically requests that the material be treated as soliciting material or specifically incorporates this performance graph by reference into a document filed under the Securities Act or the Exchange Act.

                             AUDIT COMMITTEE REPORT

The information contained in this report shall not be deemed "soliciting material" or "filed" with the SEC, or subject to the liabilities of Section 18 of the Exchange Act, except to the extent the Company specifically requests that the material be treated as soliciting material or specifically incorporates this report by reference into a document filed under the Securities Act or the Exchange Act.

The Audit Committee of the Company's Board of Directors is comprised of three directors and operates under a written charter adopted by TIMET's Board. All members of the Audit Committee meet the independence standards established by the Board, the NYSE and the Sarbanes-Oxley Act of 2002. The Board adopted revisions to the Audit Committee's charter in February 2004. The revised Audit Committee charter was included as Appendix A to the Company's 2004 Proxy
Statement and is posted in the Investor Information -- Corporate Governance section of TIMET's website at www.timet.com.

TIMET's management is responsible for preparing TIMET's consolidated financial statements in accordance with accounting principles generally accepted in the United States of America ("GAAP"), establishing and maintaining internal control over financial reporting (as defined in the Exchange Act Rule 13a-15(f)) and evaluating the effectiveness of such internal control over financial reporting. TIMET's independent accountant is responsible for auditing TIMET's consolidated financial statements in accordance with the standards of the Public Company Accounting Oversight Board (United States) (referred to herein as "PCAOB") and for expressing an opinion on the conformity of TIMET's financial statements with GAAP. The independent accountant is also responsible for auditing TIMET's internal control over financial reporting in accordance with such standards and for expressing an opinion on (i) management's assessment of the effectiveness of its internal control over financial reporting and (ii) the effectiveness of its internal control over financial reporting. The Audit Committee assists TIMET's Board in fulfilling its responsibility to oversee management's implementation of TIMET's financial reporting process. In its oversight role, the Audit Committee reviewed and discussed the audited financial statements with management and with PricewaterhouseCoopers LLP ("PwC"), TIMET's independent accountant for 2004.

We have met privately with PwC and discussed any issues raised by PwC, including the matters required to be discussed by Statement of Auditing Standards No. 61, Communication With Audit Committee, as modified or supplemented. PwC has provided to the Audit Committee written disclosures and the letter required by Independence Standards Board No. 1, Independence Discussions with Audit Committees, as modified or supplemented, and the Audit Committee discussed with PwC that firm's independence. The Audit Committee also concluded that PwC's provision of non-audit services to TIMET and its subsidiaries is compatible with PwC's independence.

Based upon the foregoing considerations, the Audit Committee recommended to TIMET's Board that the audited financial statements be included in TIMET's Annual Report on Form 10-K for 2004.

The foregoing report is submitted by members of the Audit Committee of the Board of Directors.

                  Audit Committee
                  Dr. Albert W. Niemi, Jr., Chairman
                  Dr. Gary C. Hutchison
                  Paul J. Zucconi

                      INDEPENDENT PUBLIC ACCOUNTANT MATTERS

Independent Accountant
PwC served as TIMET's independent accountant for the year ended December 31, 2004 and is expected to be appointed to review TIMET's quarterly unaudited consolidated financial statements to be included in its Quarterly Reports on Form 10-Q for the first three quarters of 2005, to audit TIMET's annual consolidated financial statements for the year ending December 31, 2005 and to audit TIMET's internal control over financial reporting in accordance with such standards and for expressing an opinion on (i) management's assessment of the effectiveness of its internal control over financial reporting and (ii) the effectiveness of its internal control over financial reporting. Representatives of PwC are expected to attend the Annual Meeting. They will have the opportunity to make a statement if they desire to do so and will be available to respond to appropriate questions.

Audit Committee Pre-Approval Procedures
The Audit Committee has adopted policies and procedures for pre-approving all work performed by the Company's independent accountant. The Audit Committee requires specific pre-approval prior to the engagement of the independent accountant for the following audit and audit-related services:

     o Annual audits of the Company's consolidated financial statements, attestation services associated with TIMET's system of internal control over financial reporting and other services associated with TIMET's Annual Report on Form 10-K;
     o Quarterly review procedures associated with the Company's unaudited interim consolidated financial statements and other services associated with the Company's Quarterly Reports on Form 10-Q;
     o Services associated with registration statements filed by TIMET with the SEC, including responding to SEC comment letters and providing comfort letters;
     o Statutory audits or annual audits of the annual financial statements of subsidiaries of the Company;
     o Quarterly review procedures of the interim financial statements of subsidiaries of TIMET;
     o Services associated with potential business acquisitions/dispositions involving the Company;
     o Any other services provided to TIMET not specifically described above or otherwise pre-approved by the Audit Committee; and
     o Any material changes in terms, conditions or fees with respect to the foregoing resulting from changes in audit scope, TIMET structure or other applicable matters.

The Audit Committee must also pre-approve any of the specific types of services included within the following categories of audit, audit-related, tax and international corporate governance services:

     o    Audit Services:

          o Consultations with TIMET's management as to the accounting and/or disclosure treatment of transactions or events and/or the actual or potential impact of final or proposed rules, standards or interpretations of the SEC, the Financial Accounting Standards
               Board (referred to herein as "FASB"), the PCAOB or other applicable U.S. or international regulatory or standard-setting bodies; and
          o Assistance with responding to SEC comment letters received by TIMET other than in connection with any registration statement filed with the SEC.

     o    Audit-Related Services:

          o Consultations with the Company's management as to the accounting and/or disclosure treatment of transactions or events and/or the actual or potential impact of final or proposed rules, standards or interpretations of the SEC, FASB, PCAOB or other applicable U.S. or international regulatory or standard-setting bodies;

          o Financial statement audits of employee benefit plans of TIMET or its subsidiaries;
          o Agreed-upon or expanded audit procedures related to the Company's accounting records required to respond to or comply with financial, accounting, legal, regulatory or contractual reporting requirements; and
          o Internal control reviews and assistance with internal control reporting requirements of TIMET (to the extent permitted by applicable rule or regulation).

     o    Tax Services:

          o Consultations with the Company's management as to the tax treatment of transactions or events and/or the actual or potential tax impact of final or proposed laws, rules and regulations in U.S. (federal, state and local) and international jurisdictions;
          o Consultations with the Company's management related to compliance with existing or proposed tax laws, rules and regulations in U.S. (federal, state and local) and international jurisdictions;
          o Assistance in the preparation of and review of TIMET's U.S. (federal, state and local) and international income, franchise and other tax returns;
          o Assistance with tax inquiries, audits and appeals of TIMET before the U.S. Internal Revenue Service and similar state, local and international agencies;
          o Consultations with TIMET's management regarding domestic and international statutory, regulatory or administrative tax developments;
          o    Transfer pricing and cost segregation studies of the Company; and
               o Expatriate tax assistance and compliance for TIMET and its employees.

     o    Other Services:

     o Assistance with corporate governance matters (including preparation of board minutes and resolutions) and assistance with the preparation and filing of documents (such as paperwork to register new companies or to de-register existing companies) involving the Company with non-U.S. governmental and regulatory agencies; provided, however, that the non-U.S. jurisdiction in which such services are provided does not require that the individual providing such service be licensed, admitted or otherwise qualified to practice law.

The Audit Committee reviews service proposals for proposed work to be performed by the independent accountant and, if acceptable to the Audit Committee, would pre-approve those services for a specified fee limit or range. For any general categories of services for which the Audit Committee may determine to pre-approve a specific fee amount or range in the absence of a specific proposal for services, an officer of TIMET is required to report the Company's incurring or payment of such fees to the full Audit Committee at the first meeting of the Audit Committee held subsequent to the engagement of the independent accountant to provide any of those services.

The Audit Committee requires the use of engagement letters prior to the engagement of TIMET's independent accountant for many of the foregoing services. The Audit Committee also prohibits the use of the independent accountant for the non-audit related services described under the terms of the SEC's rules on accountant independence.

Fees Paid to PricewaterhouseCoopers LLP
The following table shows the approximate aggregate fees PwC has billed or is expected to bill to TIMET and its subsidiaries for services rendered for 2003 and 2004.


             Type of Fees                                           2003                 2004
-------------------------------------                               ----                 ----

Audit Fees (1)............................                          $552,000          $2,169,700
Audit-Related Fees (2)....................                            24,600              31,100
Tax Fees (3)..............................                            44,300              47,900
All Other Fees (4)........................                               -0-                 -0-
                                                                   ---------                 ---

Total.....................................                          $620,900          $2,248,700
                                                                    ========          ==========
--------------------

(1)  This category may include fees for the following services:

     (a) audits of TIMET's consolidated year-end financial statements for each year and audit of internal control over financial reporting for 2004;

     (b) reviews of the unaudited quarterly financial statements appearing in TIMET's Forms 10-Q for each of the first three quarters of each year;

     (c) consents and assistance with registration statements filed with the SEC;

     (d) normally provided statutory or regulatory filings or engagements for each year; and

     (e) the estimated out-of-pocket costs PwC incurs in providing all of such services for which TIMET reimburses PwC.

(2) This category may include fees for assurance and services reasonably related to the audit or review of TIMET's financial statements for each year. These services may include accounting consultations, attest services concerning financial accounting and reporting standards, audits of employee benefit plans and advice concerning management's assessment of the effectiveness of internal control over financial reporting and the effectiveness of internal control over financial reporting. All of the services shown in the table above were pre-approved by the Audit Committee.

(3) This category may include fees for tax compliance, tax advice and tax planning services. Of the services shown in the table above, approximately 20% were not pre-approved by the Audit Committee.

(4) The Company incurred no other fees from PwC in the last two fiscal years for services not described in other categories.

                                   PROPOSAL II
                               PROFIT SHARING PLAN

General
The Board of Directors believes that cash incentive compensation that is based upon the Company's financial results is important both in order to attract and retain high quality employees and also to provide incentives to such employees to maximize the Company's financial performance and thereby increase stockholder value. Consequently, in December 2004, the Compensation Committee recommended and the Board authorized the 2005 Titanium Metals Corporation Profit Sharing Plan (the "Profit Sharing Plan") to apply to all full-time employees who meet the Profit Sharing Plan's eligibility requirements effective January 1, 2005.

In order that payments to certain highly compensated employees under the Profit Sharing Plan qualify as "performance-based compensation" under the Internal Revenue Code (referred to herein as the "Tax Code"), among other criteria, the Profit Sharing Plan must be approved by stockholders of the Company at least once every five years. The effect of such approval is solely that annual aggregate compensation amounts paid to eligible plan participants in excess of $1 million would qualify for tax deductibility by the Company as compensation expense. Consequently, the Profit Sharing Plan is being presented to stockholders for their consideration at the Annual Meeting.

The following summary of the Profit Sharing Plan is qualified in its entirety by reference to the full text of the plan, a copy of which (excluding Schedules) is attached to this Proxy Statement as Appendix A.

Summary Description of Plan
The individuals eligible to participate in the Profit Sharing Plan will be all regular employees who are employed by the Company or any of its subsidiaries, who are designated by the "Relevant Authority" (the person or group having responsibility and authority over compensation matters for certain persons) as being eligible and who meet the other eligibility requirements in Section IV of the plan. Leased employees, independent contractors, agents, consultants, and other persons having a similar arrangement with the Company are not eligible employees under the plan. Except in the case of an eligible employee's death, disability, retirement, active military leave during the year or otherwise as required by law or contract, in order to be eligible to receive an award under the plan, an eligible employee must be employed by the Company (i) on the last day of the plan year for which the award is earned and (ii) on the date of actual payment of the award in the calendar year following the plan year. Currently, five executive officers (the five named executive officers listed in the Summary Compensation Table above not including Mr. Simmons) and approximately 1,250 employees who are not executive officers are eligible to participate in the Profit Sharing Plan. Directors of the Company who are not also employees are not eligible to participate in the Profit Sharing Plan.

Cash awards under the Profit Sharing Plan are based upon the Company's operating income in a given year and on the performance rating of an individual employee during the year. The Compensation Committee will recommend to the Board, and the Board will approve, a minimum operating income level and maximum operating income level for each plan year, which are generally expected to be the dollar equivalent of 4% and 18%, respectively, of projected revenue in the Company's annual operating plan for the plan year, but are subject to adjustment at the Board's discretion. The minimum operating income level and maximum operating income level will be announced to the employees as soon as practical after approval.

In addition, each eligible employee will be assigned a minimum payout percentage and maximum payout percentage based upon the employee's salary grade level and individual performance rating. The minimum payout percentage and maximum payout percentage for any given individual (or group) may be modified by the officers or directors of the Company authorized by the plan to make the modifications for that individual at any time and from time to time; provided, however, that any change to the minimum payout percentage or maximum payout percentage applicable to any highly-compensated employee must be made no later than the ninetieth (90th) day of the given plan year. The Board shall have no discretion to establish a performance goal that would result in an award to any highly-compensated employee that is more than the award that would have been earned by the highly compensated employee for the plan year based upon the operating income targets and performance payout percentages that are in effect as of the ninetieth (90th) day of the given plan year.

Awards are then calculated based upon actual operating income of the plan year and individual performance rating as follows:

Actual Operating Income in Plan Year                            Award (as percentage of Eligible  Earnings)
------------------------------------                            ------------------------------------------
Less than minimum operating income level                        No award

Equal to or greater than minimum  operating  income             Fully  pro-rated  percentage (rounded to the  nearest
level but less than  maximum  operating  income  level          1/10th of a percent) between  employee's  minimum payout
                                                                percentage and maximum payout   percentage  based  upon
                                                                (i)  the  Company's  actual  operating  income
                                                                performance  between minimum operating income level and
                                                                maximum operating income level and (ii) each employee's
                                                                individual performance rating

Equal to or greater than maximum operating income               Based upon each employee's (i) maximum payout
level                                                           percentage and (ii) individual performance rating

For 2005 only, to transition from the Company's former incentive compensation plans to the new Profit Sharing Plan, the Board of Directors has agreed that if the Company meets the 2005 operating income target levels approved by the Board of Directors in the Company's annual operating plan, eligible employees would receive awards for 2005 service under the higher paying of the Profit Sharing Plan or the Company's former incentive compensation plans.

The Compensation Committee (or such other committee as is designated by the Board from time to time which consists of two or more independent members who meet the requirements of Section 162(m) of the Tax Code) shall be responsible for administration of the Profit Sharing Plan. Except as may otherwise be required by Section 162(m) of the Tax Code as in effect from time to time, the Compensation Committee, acting in its sole discretion and without the need for any notice, at any time and from time to time, may modify or amend the Profit Sharing Plan or suspend or terminate such plan in its entirety, except any amendment that changes the material terms of the performance goals (or as otherwise required by Section 162(m) of the Tax Code) will be subject to further approval of the Company's stockholders.

Estimate of New Plan Benefits
Because amounts to be paid under the Profit Sharing Plan are not determinable at this time, the table below provides an estimate of the amounts that would have been received in 2004 if the plan had then been in effect by each of the following: (i) each of the named executive officers listed in the Summary Compensation Table, (ii) all current executive officers, as a group and (iii) all employees including all current officers who are not executive officers, as a group. In providing these estimates, the Company has made assumptions regarding the minimum operating income level and maximum operating income level that would have been established by the Board of Directors for 2004 and regarding individual performance levels that would have been assessed.



          2005 Titanium Metals Corporation Profit Sharing Plan (1)

                       Name and Position Dollar Value (2)
               J. Landis Martin, Chairman of the Board, $404,200
                     President and Chief Executive Officer

Harold C. Simmons, Vice Chairman of the Board                        n/a (3)

Christian Leonhard, Chief Operating Officer -                       $186,600
Europe

Robert E. Musgraves, Chief Operating Officer -                      $130,700
North America

Joan H. Prusse, Vice President, General                              $66,700
Counsel and Secretary

Bruce P. Inglis, Vice President - Finance,                           $65,000
Corporate Controller and Treasurer

All current executive officers                                      $853,200

All other employees including non-executive                       $7,100,000
officers

(1) Columns required by the regulations of the SEC that would contain no entries have been omitted.

(2) The amounts that would have been paid in euros are converted to dollars at an exchange rate of (euro)1 = $1.36, and amounts that would have been paid in British pounds sterling are converted to dollars at an exchange rate of (pound)1 = $1.91.

(3) Harold C. Simmons is not an eligible employee under the Profit Sharing Plan and, therefore, not entitled to any award under the plan.

The affirmative vote of a majority of the shares of TIMET Common Stock present (in person or by proxy) and entitled to vote at the meeting is necessary to constitute approval of the Profit Sharing Plan by the stockholders. Persons and entities related to Harold C. Simmons and J. Landis Martin have expressed their intent to vote the shares of TIMET Common Stock that they hold, representing approximately 57.1% of the shares of TIMET Common Stock issued and outstanding and entitled to vote at the Annual Meeting, in favor of the Profit Sharing Plan. Therefore, if all of such shares are voted as indicated, the Profit Sharing Plan will be approved. The Board of Directors recommends a vote FOR the Profit Sharing Plan.

                     CERTAIN RELATIONSHIPS AND TRANSACTIONS

Relationships with Related Parties
As set forth under the headings "Interests of Certain Persons" and "Security Ownership of TIMET" above, TIMET may be deemed to be controlled by Harold C. Simmons. Other entities that may be deemed to be controlled by or related to Mr. Simmons including, without limitation, CompX, Contran, Dixie Holding, Dixie Rice, Keystone, Kronos, National, NL, NOA, Southwest, Tremont LLC, Valhi and VGI, sometimes engage in (a) intercorporate transactions with related companies such as guarantees, management and expense sharing arrangements, shared fee arrangements, tax sharing agreements, joint ventures, partnerships, loans, options, advances of funds on open account, and sales, leases and exchanges of assets, including securities issued by both related and unrelated parties, and (b) common investment and acquisition strategies, business combinations, reorganizations, recapitalizations, securities repurchases, and purchases and sales (and other acquisitions and dispositions) of subsidiaries, divisions or other business units, which transactions have involved both related and unrelated parties and have included transactions that resulted in the acquisition by one related party of a publicly held, minority equity interest in another related party. TIMET considers, reviews and evaluates, and understands that Contran, Valhi, Keystone, NL, Kronos, CompX, Tremont LLC and related entities also consider, review and evaluate, such transactions. Depending upon the business, tax and other objectives then relevant, it is possible that TIMET might be a party to one or more of such transactions in the future. It is the policy of TIMET to engage in transactions with related parties on terms that are, in the opinion of TIMET, no less favorable to TIMET than could be obtained from unrelated parties.

The individuals listed below served during 2004 as officers or directors on behalf TIMET and one or more entities that may be deemed to be an affiliate of
TIMET:

          Name              TIMET Position(s)                          Affiliated Position(s)
          ----              -----------------                          ----------------------
Robert D. Graham          Vice   President  and     Vice  President,  General  Counsel  and  Secretary  of NL and
                          Assistant Secretary       Kronos;  Vice  President,  Assistant  Secretary and Associate
                                                    General  Counsel  of  CompX;  Vice  President  and  Assistant
                                                    Secretary of Valhi; Vice President of Contran and Tremont LLC

A. Andrew R. Louis        Assistant Secretary       Secretary and Associate General Counsel of
                                                    Contran, Valhi, Tremont LLC and CompX; Assistant
                                                    Secretary and Associate General Counsel of NL and
                                                    Kronos

Andrew B. Nace            Assistant Secretary       Assistant   Secretary  and  Associate   General   Counsel  of
                                                    Contran, Valhi, NL, Kronos, CompX and Tremont LLC

Bob D. O'Brien            Vice President            Vice  President  and Chief  Financial  Officer of Contran and
                                                    Valhi; Vice President and Treasurer of Tremont LLC

Joan H. Prusse            Vice President, General   Vice President of Tremont LLC
                          Counsel  and Secretary

Harold C. Simmons         Vice  Chairman of the     Director,  Chairman of the Board and Chief Executive  Officer
                          Board and director        of NL and  Kronos;  director  and  Chairman  of the  Board of
                                                    Contran, Valhi and Tremont LLC

Glenn R. Simmons          Director                  Director  and  Chairman of the Board of CompX;  director  and
                                                    Vice  Chairman  of the Board of  Contran,  Valhi and  Tremont
                                                    LLC; director of NL and Kronos

Gregory M. Swalwell       Vice President            Vice  President - Finance and Chief  Financial  Officer of NL
                                                    and Kronos;  Vice President and Controller of Contran,  Valhi
                                                    and Tremont LLC

Steven L. Watson          Director                  Director, President and Chief Executive Officer of Valhi;
                                                    director and President of Contran and Tremont;
                                                    director and Vice Chairman of the Board of Kronos;
                                                    director of NL and CompX

John St. Wrba             Vice   President  and     Vice President and Treasurer of Contran, Valhi, NL and Kronos
                          Assistant Treasurer

TIMET understands that all such persons are expected to continue to serve in such capacities in 2005. Such individuals divide their time among the companies for which they serve as officers. Such management interrelationships and intercorporate relationships may lead to possible conflicts of interest. These possible conflicts of interest may arise from the duties of loyalty owed by persons acting as corporate fiduciaries to two or more companies under circumstances in which such companies may have conflicts of interest. Prior to the Tremont Merger in 2003, certain directors and officers of TIMET also served as directors and officers of Tremont Corporation.

Although no specific procedures are in place that govern the treatment of transactions among TIMET, Contran, Valhi, CompX, Keystone, Kronos, Tremont LLC and NL, the board of directors of each of these companies (with the exception of Contran and Tremont LLC, which are not public companies) includes one or more independent directors. Additionally, under applicable principles of law, in the absence of stockholder ratification or approval by directors who may be deemed disinterested, transactions involving contracts among companies under common control must be fair to all companies involved. Furthermore, directors and officers owe fiduciary duties of good faith and fair dealing to stockholders of all the companies for which they serve.

Contractual Relationships
Intercorporate Services Agreements
Under the terms of various intercorporate services agreements (referred to herein as "ISAs") that TIMET has historically entered into with various related parties, employees of one company provide certain management, tax planning, financial, risk management, environmental, administrative, facility or other services to the other company on a fee basis. Such charges are based upon estimates of the time devoted by the employees of the provider of the services to the affairs of the recipient and the compensation of such persons and the cost of facilities, equipment or supplies provided. These ISAs are regularly reviewed and approved by the independent directors of the companies that are parties to the agreements.

The Contran ISA covers the provision of services by Contran to TIMET and the provision of services by TIMET to Tremont LLC and NL. Under the Contran ISA, TIMET paid Contran approximately $1.3 million for the Contran services to TIMET, and TIMET received a combined $0.1 million from Tremont LLC and NL in 2004. The Contran ISA has been extended through 2005 on substantially the same terms, and TIMET expects to pay Contran $1.5 million and receive a combined $0.1 million from Tremont LLC and NL under the Contran ISA in 2005. See note (7) to the Summary Compensation Table for information related to the compensation of Harold
C. Simmons for services performed for the Company in 2004.

Investments in Affiliated Entities
During the first nine months of 2004, TIMET, through a wholly-owned subsidiary, purchased 2,212,820 shares of CompX Class A common shares, representing approximately 14.6% of the total number of shares of all classes of CompX common stock outstanding as of the Record Date. The purchases were made in a series of open market or privately negotiated transactions with unaffiliated parties at an aggregate cost of $32.0 million. At September 30, 2004, NL held an additional 68.4% of CompX. Effective on October 1, 2004, TIMET and NL contributed 100% of their respective holdings on that date of all classes of CompX common stock to CompX Group Inc. (referred to herein as "CGI") in return for a 17.6% and 82.4% ownership interest in CGI, respectively, and CGI became the holder of the 83.0% of CompX that the Company and NL had previously held in the aggregate. The CompX shares are the sole assets of CGI. TIMET's shares of CGI are redeemable at the option of TIMET based upon the market value of the underlying CompX stock held by CGI. During the fourth quarter of 2004, the Company's wholly-owned subsidiary purchased an additional 336,700 shares of CompX, and, as of December 31, 2004, the Company held (directly and through its investment in CGI) approximately
16.8% of the total number of shares of all classes of CompX common stock outstanding. None of the shares purchased subsequent to September 30, 2004 have been, nor are expected to be, contributed to CGI. Harold C. Simmons owns 40,700 shares of CompX Class A common stock, and Mr. Simmons' spouse owns 20,000 shares of CompX Class A common stock. Glenn R. Simmons is Chairman of the Board of CompX and Steven L. Watson serves on CompX's board of directors.

As of the Record Date, TIMET, through a wholly owned subsidiary, has acquired 222,100 shares of the common stock of NL at an aggregate cost of approximately $2.5 million. Such shares represent less than 1% of the shares of NL common stock outstanding. Valhi is the direct holder of 40,305,931 (83.1%) of the outstanding shares of common stock of NL. Harold C. Simmons is Chairman of the Board and Chief Executive Officer of NL, and Glenn R. Simmons and Steven L. Watson are directors of NL.

As of the Record Date, TIMET, through a wholly owned subsidiary, owned 3,985 shares of the common stock of Kronos, which it received as a dividends that were paid by NL on the NL common stock. Such shares of Kronos common stock represent less than 1% of the outstanding shares of Kronos' common stock. Valhi and NL are the direct holders of 27,619,634 (56.4%) and 17,816,761 (36.4%), respectively, of the outstanding shares of common stock of Kronos. Harold C. Simmons is Chairman of the Board and Chief Executive Officer of Kronos, Steven L. Watson is Vice Chairman of the Board and Glenn R. Simmons is a director of Kronos.

Utility Services
In connection with the operations of TIMET's Henderson, Nevada facility, TIMET purchases certain utility services from Basic Management, Inc. and its subsidiaries (referred to collectively herein as "BMI") pursuant to various agreements. A wholly owned subsidiary of Tremont LLC owns approximately 32% of the outstanding equity securities of BMI (representing 26% of the voting securities of BMI). During 2004, fees for such utility services provided by BMI to TIMET were approximately $2.6 million.

Sale and Lease-back of Real Property
In 2004, TIMET sold certain property located adjacent to its Henderson, Nevada plant site to BMI for $12 million in cash, BMI's assumption of the liability for certain environmental issues associated with the property and other consideration. TIMET has leased back a portion of the property for use of certain settling ponds located on the property until the Company completes construction of a wastewater treatment facility on its Henderson plant site.

Titanium Dioxide Purchases
From time to time, TIMET purchases titanium dioxide from Kronos. Such purchases are made at prevailing market prices for titanium dioxide and on an individual purchase order basis. During 2004, TIMET's purchases of titanium dioxide from Kronos were at a cost of approximately $132,028.

Environmental Service Agreement
In 2004, TIMET entered into an environmental services agreement with Waste Control Specialists, LLC (referred to herein as "WCS"). A wholly owned subsidiary of Valhi owns 100% of the membership interests in WCS. Under the environmental services agreement, WCS will provide transportation and disposal services for soil and sludge removed from portions of TIMET's Henderson, Nevada facility. Payments under the agreement are based upon the amount in tons of soil and sludge removed, which is difficult to estimate at this time. In 2004, fees for WCS services were approximately $258,400. TIMET currently expects to pay WCS between approximately $915,000 and $1,170,000 for services to be performed under this agreement, which are expected to be completed in 2005.

Shareholders' Agreement
In 1996, prior to TIMET's initial public offering, TIMET, Tremont Corporation, IMI, Plc and two of its affiliates, IMI Kynoch Ltd. and IMI Americas Inc. who were the stockholders of TIMET at that time, entered into a shareholders' agreement (referred to herein as the "Shareholders' Agreement"). Only TIMET and Tremont LLC, as successor to Tremont Corporation, remain parties to the Shareholders' Agreement. This agreement provides, among other things, that so long as Tremont LLC continues to hold at least 10% of the outstanding shares of TIMET Common Stock, TIMET will not, without the approval of Tremont LLC, cause or permit the dissolution or liquidation of itself or any of its subsidiaries or the filing by itself of a petition in bankruptcy, or the commencement by TIMET of any other proceeding seeking relief from its creditors. TIMET also agreed to provide certain periodic information about TIMET and its subsidiaries to Tremont LLC, which right is subject to confidentiality restrictions.

Registration Rights
Under the Shareholders' Agreement, Tremont LLC (as successor to Tremont Corporation and the only remaining shareholder party) is entitled to certain rights with respect to the registration under the Securities Act of the shares of TIMET Common Stock that Tremont LLC holds. The Shareholders' Agreement generally provides, subject to certain limitations, that (i) Tremont LLC has two rights, only one of which can be on Form S-1, to require TIMET to register under the Securities Act an amount of not less than $25 million of registrable securities, and (ii) if TIMET proposes to register any securities under the Securities Act (other than a registration on Form S-4 or Form S-8, or any successor or similar form), whether or not pursuant to registration rights granted to other holders of its securities and whether or not for sale for its own account, Tremont LLC has the right to require TIMET to include in such registration the registrable securities held by Tremont LLC or its permitted transferees so long as Tremont LLC holds in excess of 5% of the outstanding shares of TIMET Common Stock (or to sell the entire balance of any such registrable securities even though less than 5%). TIMET is obligated to pay all registration expenses in connection with a registration under the Shareholders' Agreement. Under certain circumstances, the number of shares included in such a registration may be limited. TIMET has agreed to indemnify the holders of any registrable securities to be covered by a registration statement pursuant to the Shareholders' Agreement, as well as the holders' directors and officers and any underwriters and selling agents, against certain liabilities, including liabilities under the Securities Act.

Insurance Matters
TIMET participates in a combined risk management program with Contran and certain of its subsidiaries and affiliates. Pursuant to the program, Contran and certain of its subsidiaries and affiliates, including TIMET, purchase certain of their insurance policies as a group, with the costs of the jointly owned policies being apportioned among the participating companies. Tall Pines Insurance Company ("Tall Pines") (including a predecessor company, Valmont Insurance Company) and EWI RE, Inc. ("EWI") provide for or broker these insurance policies. Tall Pines is a wholly owned subsidiary of Valhi, and EWI is a wholly owned subsidiary of NL. A son-in-law of Harold C. Simmons serves as EWI's chairman of the board and chief executive officer and is compensated as an employee of EWI. Consistent with insurance industry practices, Tall Pines and EWI receive commissions from insurance and reinsurance underwriters for the policies that they provide or broker.

During 2004, TIMET and its subsidiaries paid premiums of approximately $2.3 million for policies Tall Pines provided or EWI brokered. This amount principally included payments for reinsurance and insurance premiums paid to unrelated third parties, but also included commissions paid to Tall Pines and EWI. TIMET expects that these relationships with Tall Pines and EWI will continue in 2005.

With respect to certain of such jointly owned insurance policies, it is possible that unusually large losses incurred by one or more insureds during a given policy period could leave the other participating companies without adequate coverage under that policy for the balance of the policy period. As a result, Contran, CompX, Keystone, Kronos, NL, Valhi and TIMET, entered into a loss sharing agreement in 2003, under which any uninsured loss is shared by those entities who have submitted claims under the relevant policy.

TIMET Executive Stock Ownership Loan Plan
Under TIMET's Executive Stock Ownership Loan Plan, approved by the TIMET Board of Directors in 1998 and the TIMET stockholders in 2000, TIMET's executive officers were entitled to borrow funds to purchase TIMET Common Stock or to pay taxes payable with respect to vesting shares of TIMET restricted stock. Each executive could borrow up to 50% of his or her base salary per calendar year and 200% of such base salary in the aggregate. Interest accrues at a rate equal to ..0625% per annum above TIMET's effective borrowing rate at the time of the loan, subject to annual adjustment, and is payable quarterly. The effective interest rate in 2004 was 3.2825%. Principal was repayable in five equal annual installments commencing on the sixth anniversary of the loan. Repayment of the loans was secured by the stock purchased with the loan proceeds or the stock for which loan proceeds were used to pay taxes. The loans were "full recourse" to the executive personally, except that in the case of a sale of all of the collateral by TIMET upon an event of default or upon the termination of the executive's employment, whether for cause or otherwise, the borrower's personal liability for repayment of the loan was limited to 70% of the principal amount remaining after sale and application of the proceeds from the sale of the stock. TIMET terminated this program effective July 30, 2002, subject to continuing only those loans outstanding at that time in accordance with their then-current terms. The following table identifies the executive officers of TIMET who are identified in the Summary Compensation Table above and who were indebted to TIMET under this program during 2004, which debt was re-paid on December 2, 2004:

                          Maximum Principal Amount   Principal Outstanding as of
Name                    Outstanding during 2004 ($)       December 2, 2004($)
----                    --------------------------        -------------------
Robert E. Musgraves              87,461                             -0-


             SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Exchange Act requires TIMET's executive officers, directors, and persons who own beneficially more than 10% of a registered class of TIMET's equity securities to file reports of ownership and changes in ownership with the SEC and TIMET. Based solely on a review of copies of the
Section 16(a) reports furnished to TIMET and written representations by certain reporting persons, TIMET believes that all of TIMET's executive officers, directors and greater than 10% beneficial owners filed on a timely basis all reports required during and with respect to the fiscal year ended December 31, 2004, except that, (i) Dr. Gary C. Hutchison filed a Form 4 on June 29, 2004 that reported one sale of TIMET Common Stock on March 24, 2004 and (ii) Harold
C. Simmons filed a Form 4 on January 10, 2005 that reported a series of twenty-seven transactions by his spouse in TIMET Common Stock occurring from February 14, 2003 to February 27, 2004.

                  STOCKHOLDER PROPOSALS FOR 2006 ANNUAL MEETING

Stockholders may submit proposals on matters appropriate for stockholder action at TIMET's annual stockholder meetings, consistent with rules adopted by the SEC. Such proposals must be received by TIMET no later than December 4, 2005 to be considered for inclusion in the proxy statement and form of proxy relating to the 2006 Annual Meeting of Stockholders. Any such proposals should be addressed to: Corporate Secretary, Titanium Metals Corporation, 1999 Broadway, Suite 4300, Denver, Colorado 80202.

                                  OTHER MATTERS

The Board of Directors knows of no other business to be presented for consideration at the Annual Meeting. If any other matters properly come before the Annual Meeting, the persons designated as agents in the enclosed proxy card or voting instruction form will vote on such matters in accordance with their best judgment.

                  2004 ANNUAL REPORT ON FORM 10-K; HOUSEHOLDING

TIMET's 2004 Annual Report on Form 10-K, as filed with the SEC on March 16, 2005, is included as a part of TIMET's 2004 Annual Report which is included with this mailing. Additional copies of such documents are available to stockholders without charge upon request by telephone (303-296-5600) or in writing (Investor Relations Department, Titanium Metals Corporation, 1999 Broadway, Suite 4300, Denver, Colorado 80202).

The SEC has adopted rules that permit companies and intermediaries such as brokers to satisfy the delivery requirements for proxy statements with respect to two or more security holders sharing the same address by delivering a single proxy statement addressed to those security holders. This process, which is commonly referred to as "householding," potentially means extra convenience for stockholders and cost savings for companies.

This year, a number of brokers with account holders who are TIMET stockholders will be "householding" TIMET's proxy materials. A single proxy statement will be delivered to multiple stockholders sharing an address unless contrary instructions have been received from the affected stockholders. Once you have received notice from your broker or from TIMET that either will be
"householding" communications to your address, "householding" will continue until you are notified otherwise or until you revoke your consent. If at any time, you no longer wish to participate in "householding" and would prefer to receive a separate proxy statement, or if you currently receive multiple copies of the proxy statement at your address and would like to request "householding" of Company communications, please notify your broker if your shares are not held directly in your name. If you own your shares directly rather than through a brokerage account, you should direct your written request to the Corporate Secretary, Titanium Metals Corporation, 1999 Broadway, Suite 4300, Denver, Colorado 80202 or contact the Corporate Secretary by phone at 303-296-5600 or by fax at 303-291-2990.


                                                     TITANIUM METALS CORPORATION

Denver, Colorado
April 8, 2005

                                                                     APPENDIX A

                        2005 TITANIUM METALS CORPORATION
                               PROFIT SHARING PLAN
                   (Amended and Restated as of April 6, 2005)


I.   PURPOSE

The purpose of the 2005 Titanium Metals Corporation Profit Sharing Plan is to attract and retain high quality employees and executives and to provide incentives to such employees and executives to maximize the annual financial performance of Titanium Metals Corporation and its related entities and thereby increase shareholder value. The 2005 Titanium Metals Corporation Profit Sharing Plan is intended to qualify for the exception to the deduction limit under
Section 162(m) of the Internal Revenue Code of 1986, as amended (the "Code"), for qualified "performance-based compensation."

II.  EFFECTIVE DATE OF PLAN

The effective date of the Plan (as defined below) shall be January 1, 2005.

III. DEFINITIONS

(a) "Annual Operating Plan" shall mean the annual business operating plan of the Company approved by the Board of Directors for a given fiscal year.

(b)  "Board" shall mean the Board of Directors of the Company.

(c) "Compensation Committee" shall mean the committee comprised of two or more directors of the Company which shall have the authority to administer the Plan. No member of the Compensation Committee shall be a current employee of the Company, a former employee who is currently receiving compensation from the Company for prior services (other than benefits under a tax-qualified retirement plan), a current or former officer of the Company, or shall receive or have received remuneration from the Company within the meaning of Treas. Reg. ss.1.162-27(e)(3), either directly or indirectly, in any capacity other than as a director.

(d)  "Company"   shall  mean   Titanium   Metals   Corporation   including   its
     subsidiaries.

(e) "Disability" shall mean disability by bodily injury or disease, either occupational or nonoccupational in cause, permanently preventing, on the basis of medical evidence satisfactory to the Company, the Eligible Employee from engaging in any occupation or employment with the Company.

(f) "Eligible Earnings" shall mean the aggregate base earnings (as defined by local pay practices or any applicable contract) actually paid to an Eligible Employee with respect to a given Plan Year; provided, however, that any amount of base earnings that a Eligible Employee would have received in a given Plan Year but for a voluntary reduction in base earnings (not related to reduced work hours) shall be included in the determination of Eligible Earnings for such year.

(g) "Eligible Employee" shall mean all regular employees who are employed by the Company, who are designated by the Relevant Authority as being eligible and who meet the Plan's other eligibility requirements in Section IV of the Plan. Leased employees, independent contractors, agents, consultants, and other persons having a similar arrangement with the Company shall not be Eligible Employees.

(h) "Highly-Compensated Employee" shall mean an Eligible Employee whose aggregate annual compensation could exceed the maximum limit for deductibility established under Section 162(m) of the Internal Revenue Code.

(i) "Maximum Operating Income Level" shall mean the Operating Income level established from time to time by the Board in a Plan Year above which no additional Performance-Based Compensation Awards shall be payable.

(j) "Maximum Payout Percentage" shall mean the maximum percentage of Eligible Earnings of an Eligible Employee set from time to time by the Relevant
     Authority that will result in a Performance-Based Compensation Award pursuant to Section V of the Plan.

(k) "Minimum Operating Income Level" shall mean the minimum Operating Income level established from time to time by the Board which must be achieved by the Company in a Plan Year before any Performance-Based Compensation Awards are payable under the Plan.

(l) "Minimum Payout Percentage" shall mean the minimum percentage of Eligible Earnings of an Eligible Employee set from time to time by the Relevant
     Authority that will result in a Performance-Based Compensation Award pursuant to Section V of the Plan.

(m)  "Operating Income" shall mean the Company's publicly reported, consolidated
     operating  income,   determined  in  accordance  with  generally   accepted
     accounting principles.

(n) "Performance-Based Compensation Award" shall mean the cash award as determined by the application of Section V of the Plan.

     (o) "Plan" shall mean the 2005 Titanium Metals Corporation Profit Sharing Plan, as amended and restated from time to time.

(p) "Plan Year" shall mean the 12 consecutive month period coinciding with the Company's fiscal year.

(q) "Relevant Authority" shall mean any of the following, as appropriate: for compensation matters pertaining to the Company's Chief Executive Officer, the Relevant Authority shall be the members of the Board who constitute "outside" directors under Section 162(m) of the Internal Revenue Code; for compensation matters pertaining to the Company's Chief Operating Officers, the Relevant Authority shall be the Compensation Committee; for compensation matters pertaining to all other employees of the company, the Relevant Authority shall be the Company's Chief Executive Officer.

(r) "Retirement" shall mean the voluntary termination of employment (other than relating to death or Disability) of an Eligible Employee with a minimum of twenty-five (25) years of service to the Company.

IV.  ELIGIBILITY

Except in the case of an Eligible Employee's death, Disability, Retirement, active military leave during the Plan Year or otherwise as required by law or contract, in order to be eligible to receive a Performance-Based Compensation Award under the Plan, an Eligible Employee must be employed by the Company (i) on the last day of the Plan Year and (ii) on the date of actual payment of the Performance-Based Compensation Award in the calendar year following the Plan Year. Performance-Based Compensation Awards will be payable annually in a single cash payment, which will be made, at the discretion of the Company's management with regard to timing but generally no later than March 15 of the year following a Plan Year (subject to completion of the company's audit for a given Plan Year and the certification required by Section VI below). However, in the event an Eligible Employee is not employed on the last day of the Plan Year or on the date of actual payment of the Performance-Based Compensation Award in the calendar year following the Plan Year because of such Eligible Employee's death, Disability, Retirement or active military leave, any payment of a Performance-Based Compensation Award made in accordance with Section V shall be paid to the Eligible Employee's estate or to the Eligible Employee at the time the other Performance-Based Compensation Awards are paid to other Eligible Employees under the Plan.

V.   Setting  of  Performance   Goals  and   Calculation  of   Performance-Based
     Compensation Awards

     (a) Performance-Based Compensation Awards shall be based upon a combination of the Company's Operating Income and an Eligible Employee's individual performance rating during each Plan Year. No Performance-Based Compensation Awards shall be payable if the Company's Operating Income is less than the Minimum Operating Income Level. Performance-Based Compensation Awards shall be payable solely in accordance with the schedules determined and published from time to time by the Relevant Authority. Provided, however, that no Performance-Based Compensation Award for any Eligible Employee shall exceed $3,000,000 for a Plan Year.

     (b) The Compensation Committee will recommend to the Board, and the Board will approve, the Minimum Operating Income Level and Maximum Operating Income Level for the Plan Year which are generally expected to be the dollar equivalent of 4% and 18%, respectively, of projected revenue in the Annual Operating Plan for the Plan Year, but are subject to adjustment at the Board's discretion. The Minimum Operating Income
          Level and Maximum Operating Income Level will be announced to the Eligible Employees as soon as practical after approval.

     (c) Each Eligible Employee will be assigned a Minimum Payout Percentage and Maximum Payout Percentage based upon such employee's salary grade level and individual performance rating. Schedule A attached hereto and incorporated herein by reference contains the Payout Percentages for all Eligible Employees that shall be effective as of January 1, 2005. The Minimum Payout Percentage or Maximum Payout Percentage for any given individual (or group) may be modified by the Relevant Authority at any time and from time to time; provided, however, that any change to the Minimum Payout Percentage or Maximum Payout Percentage applicable to any Highly-Compensated Employee must be made no later than the ninetieth (90th) day of the given Plan Year.

     (d) The Board shall have no discretion to establish a performance goal that would result in a Performance-Based Compensation Award to any Highly-Compensated Employee that is more than the Performance-Based Compensation Award that would have been earned by such Highly-Compensated Employee for such Plan Year based upon the Schedule A in effect as of the ninetieth (90th) day of the given Plan Year.

     (e)  Performance-Based Compensation Awards shall be calculated as follows:

     Actual Operating Income in Plan Year                     Award (as percentage of Eligible Earnings)

     Less than Minimum Operating Income Level                 No award

     Equal to or greater than Minimum Operating               Fully pro-rated percentage (rounded to the
     Income Level but less than Maximum Operating             nearest 1/10th of a percent) between Eligible
     Income Level                                             Employee's Minimum Payout Percentage
                                                              and Maximum Payout Percentage based Operating Income
                                                              performance between Minimum Operating Income
                                                              Level and Maximum Operating Income
                                                              Level and (ii) each Eligible Employee's
                                                              individual performance rating

     Equal to or greater than Maximum  Operating Income       Based upon each Eligible  Employee's (i) Maximum
     Level                                                    Payout    Percentage    and   (ii)    individual
                                                              performance rating

An example illustrating the calculation of Performance-Based Compensation Awards is included at Schedule B attached hereto.

VI.  Certification by Compensation Committee

Notwithstanding any other provision of the Plan to the contrary, no Performance-Based Compensation Award may be paid to an Eligible Employee under the Plan until the Compensation Committee certifies in writing that the Company has achieved an Operating Income at least equal to the Minimum Operating Income Level set in accordance with Section V(b) above, and that all of the other conditions under the Plan for payment of the award have been met. For the purposes of this Section, the approved minutes of the Compensation Committee meeting in which the certification is made shall be treated as a written certification.

VII. Administration

     (a) The Plan shall be administered by the Compensation Committee. The Compensation Committee shall have full authority to construe, interpret and administer the Plan consistent with the Compensation Committee's Charter in effect from time to time and with the limitations set forth in this Plan document. For such administrative purposes, the Compensation Committee shall act by the unanimous consent of all of its members. If any administrative matter under the Plan would constitute or involve action affecting the award to be made to a Highly-Compensated Employee, such matter shall be administered by members of the Board who constitute "outside" directors under Section 162(m) of the Internal Revenue Code.

     (b) The Compensation Committee shall have the authority to amend the Plan at any time without notice, provided that any amendment which changes the material terms (as defined by applicable law or regulation) of the performance goals applicable to any Highly-Compensated

     Employee shall be subject to the approval of the Company's shareholders. The Relevant Authority may revise the terms of the performance goals set forth in Schedule A which must be met before Performance-Based Compensation Awards may be paid under the Plan; provided, however, that revised performance goals applicable to any Highly-Compensated Employee must be approved by the stockholders of the Company before such amendment is effective. The material terms of a performance goal shall be approved by stockholders if, in a separate vote, a majority of the shares present (in person or by proxy) and entitled to vote on the issue are cast in favor of approval. The Compensation Committee shall have the authority to suspend or terminate the Plan at any time without notice.

VIII. MISCELLANEOUS

     (a) The Plan is not a contract of employment. No term of the Plan shall be construed to restrict the right of the Company to terminate or change the terms of any Eligible Employee's employment with the Company at any time or to confer on any Eligible Employee the right to continue in the employ of the Company for any period of time or to continue any Eligible Employee's present or any other rate of compensation. No Eligible Employee shall have any right to future participation in the Plan.

     (b) No right or interest of any Eligible Employee in the Plan shall be assignable or transferable or be subject to any lien, directly, by operation of law, or otherwise, including by execution, levy, garnishment, attachment, pledge, or bankruptcy.

     (c) The Company shall have the right to deduct from all payments under the Plan any foreign, federal, state or local taxes required by law to be withheld with respect to any such payments.

     (d) This instrument contains the entire understanding between the Company and the Eligible Employees participating in the Plan relating to the Plan, and supersedes any prior agreement between the parties, whether written or oral. Neither this Plan nor any provision of the Plan may be waived, modified, amended, changed, discharged or terminated without action by the Compensation Committee or the Board, as appropriate.

     (e) This Plan shall be construed in accordance with, and shall be governed by the internal laws of the State of Colorado without regard to the conflict of laws provisions thereof.

     (f) To the extent that any one or more of the provisions of the Plan shall be invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired.

     (g) The section headings are for convenience only and shall not be used in interpreting or construing the Plan.

                                     [LOGO]



                           TITANIUM METALS CORPORATION
                            1999 Broadway, Suite 4300
                             Denver, Colorado 80202

                                      PROXY

                           TITANIUM METALS CORPORATION
                            1999 Broadway, Suite 4300
                             Denver, Colorado 80202

                    Proxy for Annual Meeting of Stockholders
                                  May 23, 2005

           THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

     The undersigned hereby appoints Joan H. Prusse and Matthew O'Leary, and each of them, proxy and attorney-in-fact for the undersigned, with full power of substitution, to vote on behalf of the undersigned at the 2005 Annual Meeting of Stockholders (the "Annual Meeting") of Titanium Metals Corporation, a Delaware corporation ("TIMET"), to be held at the offices of Valhi, Inc. located at Three Lincoln Centre, 5430 LBJ Freeway, Suite 1700, Dallas, Texas on Monday, May 23, 2005, at 1:00 p.m. (local time), and at any adjournment or postponement of said Annual Meeting, all of the shares of Common Stock ($.01 par value) of TIMET standing in the name of the undersigned or which the undersigned may be entitled to vote on the matters described on the reverse side of this card.

          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF TITANIUM METALS CORPORATION. PLEASE COMPLETE, SIGN, DATE AND MAIL THIS PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE.

                (Continued and to be signed on the reverse side)

                        ANNUAL MEETING OF STOCKHOLDERS OF
                           TITANIUM METALS CORPORATION
                                  May 23, 2005

     Please date, sign and mail your proxy card in the envelope provided as soon as possible.

     Please detach along perforated line and mail in the envelope provided.

The Board of Directors recommends a vote "FOR" the election of each of the director nominees listed in Item 1 and "FOR" proposal 2. Please sign, date and return promptly in the enclosed envelope. Please mark your vote in blue or black ink as shown here [X]

1.   Election of Eight Directors Nominees:

[ ]   For All Nominees         o   Norman N. Green
                               o   Dr. Gary C. Hutchison
[ ]   Withhold Authority       o   J. Landis Martin
      For All Nominees         o   Dr. Albert W. Niemi, Jr.
                               o   Glenn R. Simmons
[ ]   For All Except           o   Harold C. Simmons
    (See instructions below)   o   Steven L. Watson
                               o   Paul J. Zucconi



INSTRUCTION:   To withhold authority to vote for any individual nominee(s), mark
               "For All Except" and fill in the circle next to each nominee you wish to withhold, as shown here: ?

2.   Approval of the Titanium Metals Corporation 2005 Profit Sharing Plan.

         [ ] FOR                   [ ] AGAINST                [ ] ABSTAIN
                                       -------

3. In their discretion, the proxies are authorized to vote upon such other business as may properly come before the meeting and any adjournment or postponement thereof.

This proxy, if properly executed, will be voted in the manner directed herein. If no direction is made, this proxy will be voted "FOR" all nominees listed in
Item 1 above and "FOR" approval of the proposal set forth in Item 2.

The undersigned hereby revokes all proxies heretofore given by the undersigned to vote at such meeting and any adjournment or postponement thereof.

Check  this  box  if  you   consent  to   delivery   of  all  future   corporate
communications, including proxy statements and annual reports to stockholders, electronically through TIMET's Internet Website. ?

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method. ?

             Signature of Stockholder _______________ Date: ______
            Signature of Stockholder ________________ Date: _______




Note:          Please sign  exactly as your name or names  appear on this proxy.
               When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please show full corporate name and sign authorized officer's name, giving full title as such. If signer is a partnership, please show full partnership name and sign authorized person's name and title.